UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

    Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Encana Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of Annual Meeting of Shareholders and 2018 Proxy Statement
Tuesday, May 1, 2018 10:00 a.m. MDT (12:00 p.m. EDT) Oddfellows Building Ballroom (Floor 4) 100 – 6th Avenue S.W. Calgary, AB, Canada

Letter to Shareholders

March 22, 2018

Dear Fellow Shareholders,

On behalf of the Board and management of Encana Corporation, we wish to thank each of our shareholders for your continued support.

We would also like to invite you to our annual meeting of shareholders to be held Tuesday, May 1, 2018 at 10:00 a.m. MDT at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta. Live coverage of the meeting will be broadcast on our website at www.encana.com. An audio recording will also be available on our website for a period of time following the meeting.

As a shareholder, you have the right to participate in and to vote your common shares on items of business at the meeting. This proxy statement describes the business to be conducted at the meeting, and provides important information about our nominated directors, corporate governance practices and approach to executive compensation. This information is to assist you in deciding how to vote your common shares.

Your vote and participation at the meeting are important. We encourage you to review this proxy statement before the meeting.

We look forward to seeing you at the meeting on May 1, 2018.

Sincerely,

Clayton H. Woitas Chairman of the Board	Douglas J. Suttles President & Chief Executive Officer

Notice of 2018 Annual Meeting of Shareholders

When:	Where:
Tuesday, May 1, 2018	Oddfellows Building, Ballroom (Floor 4)
10:00 a.m. Mountain Daylight Time (“MDT”)	100 – 6th Avenue S.W.
Calgary, Alberta

The 2018 Annual Meeting of Shareholders (the “Meeting”) of Encana Corporation (“Encana” or the “Company”) will be held Tuesday, May 1, 2018, at 10:00 a.m. MDT, at the Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta for the following purposes:

•	to receive our Consolidated Financial Statements, together with the auditors’ report thereon, for the year ended December 31, 2017;

•	to vote on:

ITEM 1:	Election of the 10 director nominees (“Nominees”) identified in the Proxy Statement to serve as directors until the close of the next annual meeting of shareholders

ITEM 2:	Appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors of the Company until the close of the next annual meeting of shareholders

ITEM 3:	A non-binding advisory vote to approve compensation of our Named Executive Officers (“NEOs”)

•	to consider such other business as may be properly brought before the Meeting or any adjournment or postponement thereof.

The Proxy Statement is dated March 22, 2018 and information is given as of March 1, 2018, unless otherwise stated. The Proxy Statement is being mailed to shareholders on or about March 22, 2018.

Record Date

The Board of Directors has set March 7, 2018 (the “Record Date”) as the record date for the Meeting. Encana shareholders at close of business on the Record Date are entitled to receive this notice of Meeting (“Meeting Notice”) and to vote at the Meeting (including any adjournments or postponements thereof). As at the Record Date, there were 970,998,364 Encana common shares (“Common Shares”) issued and outstanding and therefore entitled to vote at the Meeting.

Your Vote is Important

Your vote is important to us. You can vote your Common Shares by proxy or in person at the Meeting. See “How do I vote if I am a REGISTERED Shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?” beginning on page four for details.

Webcast of Meeting

You can access the Meeting (but not vote) via live webcast at www.encana.com/investors/annual-meeting-of-shareholders. You can also access our proxy materials, submit questions for the Meeting and learn more about the Company on our website.

The Board of Directors has approved the contents of the Proxy Statement and authorized us to send it to you.

By Order of the Board of Directors,

Nancy L. Brennan

Corporate Secretary

Encana Corporation

Calgary, Alberta

March 22, 2018

Proxy Statement

This Proxy Statement is provided to you on behalf of the Board of Directors (the “Board”) to solicit proxies to be voted at the Meeting (including any adjournments or postponements thereof). All properly executed written proxies and properly completed proxies submitted by telephone or Internet delivered pursuant to this solicitation will be voted at the Meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Meeting.

Each owner of record on the Record Date is entitled to one vote for each Common Share held.

Proxy Summary

This summary is provided for your convenience. We encourage you to read the entire Proxy Statement before voting. For additional information about our 2017 performance, please see Encana’s 2017 Annual Report on Form 10-K dated February 26, 2018 (the “Annual Report”)1.

Business of the Meeting

You are requested to vote on the following matters at the Meeting:

Item 1

Election of Directors

We believe each of the Nominees have the necessary skills, experience and attributes to provide effective oversight and steward the long-term interests of our shareholders. Each director is elected annually and must be elected in accordance with our Policy on Majority Voting.

Information about each Nominee is provided in the “Director Skills and Experience” section on page 10 and “Director Nominee Profiles” beginning on page 12.

Board Recommendation FOR each Nominee

Item 2

Appoint PricewaterhouseCoopers LLP as Independent Auditors

The Board and the Audit Committee believe retention of PwC as our independent auditors for the fiscal year ending December 31, 2018 is in the best interests of Encana and its shareholders and therefore propose PwC be reappointed to serve as independent auditors until close of the next annual meeting of shareholders.

Information about PwC and its responsibilities as Encana’s independent auditors is found on page 31.

Board Recommendation FOR

Item 3

Advisory Vote to Approve Compensation of Named Executive Officers

Encana is holding a non-binding advisory vote to approve the compensation of our NEOs. Feedback from our shareholders regarding our compensation program is carefully considered by the Board and Human Resources and Compensation Committee.

For more information about our compensation program, see the “Compensation Discussion and Analysis” section starting on page 33.

Board Recommendation FOR

The 10 nominated directors receiving the highest number of “FOR” votes duly cast at the Meeting will be duly elected to the Board. Each of Items 2 and 3 above must receive an affirmative majority of votes duly cast at the Meeting to be approved.

[1]

Unless stated otherwise, references to “Encana”, the “Company”, “we”, “us” and “our” in this Proxy Statement means Encana Corporation and its consolidated subsidiaries and partnerships. Similarly, references to our “ELT”, “management”, “executive officers” and “executives” means our executive leadership team.

Proxy Materials and Voting Information

Meeting Information

Please read this section carefully, as it contains important information about how to vote your Common Shares.

Encana is sending meeting materials in connection with the Meeting directly to Registered Shareholders and indirectly to all Non-Registered Shareholders through their intermediaries. Encana will pay for an intermediary to deliver meeting materials to “non-objecting beneficial owners”. Encana is not sending the meeting materials directly to “objecting beneficial owners”.

When and Where is the Meeting?

The Meeting will be held at 10:00 a.m. MDT on May 1, 2018 at Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta.

How many Common Shares are Outstanding and Who are the Company’s Principal Shareholders?

As of March 7, 2018, there were 970,998,364 issued and outstanding Common Shares. For information about the share ownership status of certain individuals, including our directors and officers, see “Ownership of Equity Securities of the Company” on page 29.

What Vote is Required to Elect Directors?

At the Meeting, 10 directors will be elected. The 10 nominated directors receiving the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

What Vote is Required to Approve the Other Matters to be Voted on at the Meeting?

Each of Items 2 and 3 must receive an affirmative majority of votes duly cast at the Meeting to be approved.

What Quorum is Required at the Meeting?

At least two persons present in person, each being a shareholder or duly appointed proxyholder of such shareholder, together holding at least 25 percent of the total outstanding Common Shares.

Who is Entitled to Vote at the Meeting? How many Votes per Common Share do I have?

Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting (including any adjournments or postponements thereof). Each shareholder is entitled to one vote on each matter voted upon at the Meeting for each Common Share held.

Our shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who is Soliciting my Proxy and How Do I Appoint a Proxyholder?

Encana management is soliciting your proxies in connection with this Proxy Statement and the Meeting. The cost of this solicitation will be borne by the Company. Proxies will be solicited by mail, in person, by telephone or by electronic communications. Encana has retained Kingsdale Advisors (“Kingsdale”) as our strategic shareholder advisor and proxy solicitation agent, to assist with our communications with shareholders and solicitation of proxies. Kingsdale is located at the Exchange Tower, 130 King Street West, Suite 2950, Toronto, Ontario, M5X 1E2. For these services, Kingsdale will receive a fee of $50,000 from Encana. Kingsdale will also be reimbursed by Encana for reasonable disbursements and out-of-pocket expenses. Encana may reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for costs incurred in sending proxy materials to their principals to obtain their proxies.

Encana may also use Broadridge Financial Solution Inc.’s (“Broadridge”) QuickVote™ service to assist non-registered shareholders with voting their Common Shares. Non-registered shareholders may be contacted by Kingsdale to obtain a vote conveniently and directly over the telephone.

Shareholders wishing to be represented by proxy at the Meeting must return a properly executed proxy to Encana or its agent, AST Trust Company (Canada) (“AST”), by 10:00 a.m. MDT on April 27, 2018 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the

Meeting at his or her discretion without notice. All Common Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.

How Will My Common Shares Be Voted If I Return a Proxy without Voting Instructions?

Shareholders who have appointed a named appointee of management to act and vote on their behalf, as provided in the enclosed form of proxy or voting instruction form, and who do not provide instructions concerning any matter identified in the Notice of the Meeting, will have the Common Shares represented by such form of proxy or voting instruction form voted FOR each Nominee, FOR the appointment of PwC as the Company’s independent auditors and FOR the resolution to approve compensation of NEOs (Say-on-Pay).

The form of proxy or voting instruction form to be used in connection with the Meeting also confers discretionary authority on the person or persons named to vote on any amendment or variation to the matters identified in the Notice of the Meeting and on any other matter properly coming before the Meeting. Management is not aware of any such amendment, variation or other matter. If, however, any such amendment, variation or other matter properly comes before the Meeting, proxies will be voted at the discretion of the person or persons named on the enclosed form of proxy or voting instruction form.

Abstentions are not considered votes cast on any proposal. “Broker non-votes” are not considered votes cast on Item 1 or Item 3, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their Common Shares in “street name,” do not provide voting instructions regarding Item 2.

What if I Receive More than One Form of Proxy or Voting Instruction Form?

If some of your Common Shares are registered in your name and some are held in the name of one or more nominees, you will need to return more than one proxy or voting instruction form in order to vote all of your Common Shares. Please follow the instructions carefully. The voting process is different for registered and non-registered shareholders.

How Do I Vote if I am a REGISTERED Shareholder?

If your name appears on a Common Share certificate, you are a registered shareholder. If this is the case, this Proxy Statement will be accompanied by a form of proxy. If you are a registered shareholder, there are two ways that you can vote your Common Shares:

1.	Voting by Proxy

You can vote your Common Shares by proxy in any of the following ways:

Internet	Visit www.astvotemyproxy.com and follow the instructions. You will need your 13-digit control number found on the back of the proxy form.
Phone

Call 1-888-489-5760 from a touch-tone phone and follow the voice instructions. You will need your 13-digit control number found on the back of the proxy form. Please note you cannot appoint a proxyholder via the telephone voting system.

Mail	Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.
Fax	Complete, sign and date your proxy form, faxing both sides of the proxy form to 1-866-781-3111 (toll free in North America) or 1-416-368-2502 (outside of North America).

You may also appoint the management appointee or someone else that need not be a shareholder to vote for you as your proxyholder by using the form of proxy. A shareholder has the right to appoint a person or company other than the named appointee of management to represent such shareholder at the Meeting. To appoint a person or company other than the named appointee, write the name of the person or company you would like to appoint in the space provided. If you appoint a non-management proxyholder, please make sure they are aware and ensure they will attend the Meeting for your vote to count.

2.	Voting in Person

If you are a registered shareholder, you may exercise your right to vote by attending and voting your Common Shares in person at the Meeting. Upon arriving at the Meeting, report to the desk of our registrar and transfer agent, AST, to sign in and revoke any proxy previously given. You do not need to complete or return your form of proxy if you intend to vote at the Meeting.

To be valid, a proxy must be signed by the shareholder or his or her attorney authorized in writing. There are several ways to submit your form of proxy which are indicated on the form of proxy. Carefully review your form of proxy for these instructions.

How Do I Vote if I am a NON-REGISTERED Shareholder?

You are a non-registered shareholder if your Common Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker. If your Common Shares are listed in an account statement provided to you by your broker, those Common Shares will not, in all likelihood, be registered in your name.

Such Common Shares will more likely be registered under the name of your broker or an agent of that broker. Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting Common Shares for the broker’s client with respect to “non-routine” matters, including the non-binding advisory vote to approve compensation of NEOs and on the election of directors, but may vote such Common Shares with respect to “routine” matters, in this case being only the appointment of PwC. When a broker is unable to vote on a proposal because it is non-routine and the owner of the Common Shares does not provide voting instructions, a “broker non-vote” occurs. Broker non-votes have no effect on the vote on such a proposal because they are not considered present and entitled to vote.

If you are a non-registered shareholder, there are two ways, listed below, that you can vote your Common Shares:

1.	Giving Your Voting Instructions

Your nominee is required to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive from your nominee either (i) a voting instruction form for completion and execution by you, or (ii) a form of proxy for completion by you, executed by the nominee and restricted to the number of Common Shares owned by you. These procedures are to permit non-registered shareholders to direct the voting of the Common Shares that they beneficially own.

Each nominee has its own procedures which should be carefully followed by non-registered shareholders to ensure that their Common Shares are voted at the Meeting. Please contact your nominee for instructions. You may vote using any of the methods outlined on the applicable voting instruction form or form of proxy.

2.	Voting in Person

If you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.

Non-registered shareholders who instruct their nominee to appoint themselves as proxyholders should, at the Meeting, present themselves to a representative of AST. Do not otherwise complete the voting instruction form or form of proxy sent to you as your vote will be taken and counted at the Meeting.

If I change my mind, can I revoke or change my proxy once I have given it?

Yes. A shareholder may revoke a proxy by depositing an instrument in writing executed by such shareholder or by such shareholder’s attorney authorized in writing (or, in the case of a corporation, by a duly authorized officer or attorney), either at the office of the Corporate Secretary, Encana Corporation, 500 Centre Street S.E., Calgary, Alberta, T2G 1A6 prior to the Meeting, or with the Chair of the Meeting on the day of the Meeting, or in any other manner permitted by law.

In addition to any other manner permitted by law, a shareholder may change a previously submitted proxy or voting instruction form by submitting a new proxy or conveying new voting instructions by any of the means described under “How do I vote if I am a REGISTERED shareholder?” or “How do I vote if I am a NON-REGISTERED shareholder?”, as applicable. Non-registered shareholders must ensure that any change in voting instructions is communicated to the applicable nominee sufficiently in advance of the time of voting at the Meeting. Non-registered shareholders who have voted and who wish to change their voting instructions should contact their nominee promptly if assistance is required.

What is the latest time that I can submit my form of proxy or voting instruction form?

To be effective, AST must receive your proxy by 10:00 a.m. MDT on April 27, 2018 or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjournment or postponed Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

The Company reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

How will votes be tabulated?

Proxies will be counted and tabulated by the Company’s registrar and transfer agent, AST. AST maintains the confidentiality of individual shareholder votes. However, proxies will be submitted to management where they contain comments clearly intended for management or to meet legal requirements.

Whom should I contact if I have questions?

If you have any questions about the information contained in this Proxy Statement or require assistance in completing your form of proxy or voting instruction form, please contact Kingsdale at:

Telephone:	1-866-229-8166 (toll free in North America)
1-416-867-2272 (Outside North America, Banks and Brokers call collect)
Email:	contactus@kingsdaleadvisors.com
Mail:	The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2.

How may I contact the registrar and transfer agent?

You may contact AST, the Company’s registrar and transfer agent, by telephone, Internet or mail, as follows:

Telephone:	1-866-580-7145 (toll free in North America)
1-416-682-3863 (outside of North America)
Internet:	www.astfinancial.com/ca-en
Mail:	AST Trust Company (Canada), Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1.

Corporate Governance Highlights

Encana is committed to strong corporate governance practices as a key component in driving and maintaining shareholder value. We believe effective corporate governance enhances transparency, strengthens accountability of Board and management, and maintains trust in Encana and our industry. The Board regularly monitors emerging best practices in corporate governance to enhance alignment with the interests of our shareholders. A summary of some of our current practices is provided below.

Corporate Governance Practices

Annual Election of All Directors Individual Director Election (No Slate Voting) Share Ownership Guidelines for Directors and Executives Independent Board Chairman & Committee Chairs Independent Board Members, Except CEO Independent Board Committees Majority Voting Guidelines for Directors Incentive Compensation Claw- back Policy Prohibition on Hedging or Pledging for Directors and Executives Independent Directors Hold Executive (or in-camera) Sessions at Board and Committee Meetings Board Orientation/Education Program Annual Advisory Vote of Executive Compensation Annual Board and Director Evaluation Process Business Code of Conduct and Ethics Program No Dual-Class Shares

Director Nominees

We believe each of the Nominees have the professional expertise, experience and personal attributes to effectively steward Encana’s long-term sustainability and growth and to represent the interests of our shareholders. Each Nominee is a current member of our Board and received over 96 percent support at our 2017 annual meeting of shareholders.

Summary information about each of the Nominees is provided below. For more detailed information regarding the Nominees, please see “Director Nominee Profiles” starting on page 12.

Name	Age	Director Since	Positions Held for the Past Five Years	Committee Memberships	2017 Board and Committee Attendance	Other Public Company Boards
Peter A. Dea	64	2010	Executive Chairman, Confluence Resources LP President & Chief Executive Officer, Cirque Resources LP	CREHS*/NCG/ RESERVES	100%	1
Fred J. Fowler	71	2010	Corporate Director	CREHS/HRC	80%	2
Howard J. Mayson	65	2014	Independent Businessman and Corporate Director	CREHS/NCG/ RESERVES*	100%	0
Lee A. McIntire	69	2014	Chief Executive Officer, TerraPower, LLC	CREHS/HRC	100%	0
Margaret A. McKenzie	56	2015	Corporate Director	AUDIT/HRC	94%	2
Suzanne P. Nimocks	59	2010	Corporate Director	AUDIT/HRC*/NCG	100%	3
Brian G. Shaw	64	2013	Corporate Director	AUDIT/RESERVES	93%	1
Douglas J. Suttles	57	2013	President & Chief Executive Officer of Encana	–	100%	0
Bruce G. Waterman	67	2010	Corporate Director	AUDIT*/HRC/NCG	100%	0
Clayton H. Woitas[2]	69	2008	Corporate Director	NCG*	100%	1

* Chair
AUDIT	Audit Committee	CREHS	Corporate Responsibility, Environment, Health and Safety Committee
NCG	Nominating and Corporate Governance Committee	HRC	Human Resources and Compensation Committee
RESERVES	Reserves Committee

Corporate Governance

Item 1. Election of Directors

Directors are elected annually by shareholders, and hold office until the earlier of close of the next annual meeting of shareholders (“Next Meeting”) or until a successor is elected or appointed. Under our Articles of Incorporation (“Articles”), our Board must have a minimum of eight and maximum of 17 directors. Additional directors may be appointed by the Board between shareholder meetings. Such directors may hold office until close of the Next Meeting. However, appointed directors may not exceed one-third of directors elected at the previous annual meeting.

The Board has fixed the number of directors to be elected at the Meeting at 10 directors.

The individuals named in “Director Nominee Profiles” will be presented for election at the Meeting. Each Nominee is a current member of our Board and is independent, with the exception of Mr. Suttles, our President & Chief Executive Officer (“CEO”).

The Company has no reason to believe any of the Nominees will be unable to serve as a director. In the event a Nominee withdraws his or her name or is unable to serve as a director, you or your proxyholder will have the right to use discretion in voting for such other properly qualified nominees.

Vote Required for Approval

Subject to our Policy on Majority Voting, the 10 nominated directors who receive the highest number of FOR votes duly cast at the Meeting will be elected to the Board.

The Board Recommends You Vote “FOR” the Election of each Nominee

[2]	Our Board Chairman, Mr. Woitas, is Chair of the NCG Committee and an ex officio, non-voting member of all other Board Committees.

Board Composition

A snapshot of our Board’s composition, including membership, as well as average age and tenure, is illustrated below:

Role of the Board

The Board is elected by shareholders to steward the Company’s overall business and financial strength, as well as its long-term sustainability. Among the Board’s fundamental responsibilities are to maximize shareholder value, appoint a competent executive team to oversee the management of the business, including operational effectiveness and financial reporting, while ensuring ethical corporate conduct is observed, through appropriate governance and internal controls. Key features of our Board structure include:

•	All Board members (including Chairman) are independent, with the exception of our CEO, Mr. Suttles;
•	Roles of Chairman of the Board and CEO are separate;
•	Each Committee Chair is independent; and
•	There are no interlocking directorships at other reporting issuers.

Specific responsibilities of the Board are contained in our written Board of Directors’ Mandate, attached to this Proxy Statement as Schedule B and available on our website at www.encana.com/about/board-governance/mandates-guidelines.html.

Strategic Planning

The Board plays an integral role in the strategic planning and evaluation process. The Board approves the strategic plan and regularly evaluates performance against the plan. Discussion about Encana’s strategy occurs at each regularly scheduled Board meeting, and is examined in-depth each year at a dedicated Board strategy session.

Supervision of Management

The Board is responsible for appointing the CEO and evaluating his or her annual performance against objectives it approves for the year. Annual compensation for the CEO and each ELT member is recommended by the HRC Committee and approved by the independent directors.

The Board is also responsible for establishing clear authority limits for the CEO. These primarily relate to his financial authority, approval of significant transactions, and departures from the approved strategic plan.

Risk Management

The Board also oversees Encana’s risk management programs, including regular monitoring to ensure management processes are functioning as intended. To assist in discharging this responsibility, the Board delegates certain limited authority in respect of key risk management programs to its Committees, including in relation to financial reporting and accounting, environment, health and safety, human resources, reserves and corporate responsibility matters. Each Committee is responsible for reviewing policies and practices relevant to its respective area of allocated risk, and for working with management to identify, monitor and manage corresponding risks. This structured oversight is reflected in the current responsibilities of each Board Committee, summarized as follows:

Board Committee	Risk Oversight Responsibilities

Audit Committee

Identification of principal financial risks and ensuring implementation of appropriate risk management policies, processes and internal controls; monitoring material financial disclosure; and engaging directly with Encana’s internal and external auditors on financial risk matters

Corporate Responsibility, Environment, Health and Safety (“CREHS”) Committee

Oversight of environmental, health & safety (“EH&S”) policies and systems, corporate responsibility, government relations and business conduct and ethics program. Monitoring EH&S performance, management systems and audit protocols; oversight of ethics and compliance-related risk

Human Resources and Compensation (“HRC”) Committee

Oversight of compensation risk, including ensuring our compensation program and practices do not encourage unnecessary or undue risk taking that could have a material adverse impact to Encana; oversight of CEO and ELT succession planning processes

Nominating and Corporate Governance (“NCG”) Committee	Oversight of corporate governance framework, including director appointment, education and evaluation processes and Encana’s corporate governance practices

Reserves Committee	Oversight of preparation and disclosure of Encana’s oil and gas reserves and resources data and engagement of independent qualified reserves evaluators or auditors, if any

Each Committee reports to the Board, which coordinates the Company’s overall risk management approach. This structure encourages independent director leadership and risk management at the Committee level, to support ultimate oversight by the full Board.

Sustainability

Encana’s long-term strategy is to be among the most efficient producers of oil and natural gas. We strive continuously and relentlessly to improve the efficiency of our operations and conduct our business in an ethically, environmentally and socially responsible manner. We believe our approach can deliver strong performance for our shareholders, and responsibly sourced, affordable energy to consumers today and into the future.

We believe our portfolio and strategy are both resilient and inherently sustainable. Our approach is risk-based and focused on identifying sustainability, environmental, social and governance (“ESG”) related issues of importance to our key stakeholders and with potential to impact our strategy.

The Board is responsible for ensuring appropriate identification and management of sustainability and ESG-related issues. The Board is assisted by the CREHS Committee, which is responsible for:

•	reviewing and reporting to the Board actions and initiatives undertaken to mitigate corporate responsibility risk and/or matters that may affect our activities, plans, strategies or reputation; and

•

reviewing and making recommendations on Encana policies, standards and practices regarding corporate responsibility, including ESG-related issues, occupational health, safety, business conduct and ethics.

Sustainability and ESG-related issues and related risks are reviewed and discussed by the Board on a quarterly basis, including through our internal Corporate Risk Report. The Board also engages directly with external speakers on topics relevant to Company strategy, including ESG-related issues.

Internal Controls

The Board oversees the integrity of Encana’s internal controls and management information systems. Oversight of controls over accounting and financial reporting systems has been delegated by the Board to the Audit Committee.

Management is responsible for maintaining appropriate internal controls over financial reporting and providing quarterly overviews to the Audit Committee. Quarterly reporting to the Board and Audit Committee provides reasonable assurance that public reporting of our financial information is reliable and accurate, transactions are appropriately accounted for, and assets are appropriately safeguarded. Encana also follows a quarterly organization-wide certification process to reinforce accountability for key internal controls at all levels, with results reported to the Board.

Board Assessment Process

The Board, assisted by the NCG Committee, assesses its overall and individual director effectiveness on an annual basis.

The Board regularly conducts a comprehensive evaluation to assess overall Board and Committee functioning and the effectiveness of individual directors. Overseen by the Chairman of the Board, this evaluation includes use of detailed effectiveness questionnaires and individual in-person interviews with each independent director to discuss overall effectiveness. Assessment results are discussed at the NCG Committee and presented to the full Board for review and discussion.

Assessment results are used to identify areas for performance or process improvements or individual development. Key learnings and action items are captured by the NCG Committee for monitoring and to ensure appropriate follow-up action. The NCG Committee also regularly reviews Board and Committee mandates to identify and address any areas for change.

Board Tenure

Encana does not have a mandatory retirement age or formal term limits for directors. The Board believes its emphasis on regular and structured Board assessment and evaluation, ongoing succession planning and strong corporate governance practices create an engaged and dynamic Board. The Company also believes it is valuable to maintain a balance between regular renewal and retention of experienced and skilled incumbent Board members. This balance is reflected in the relatively short average tenure of our current directors, which is six years.

Director Skills and Experience

Directors must have a balance of strong business acumen, professional expertise and history of achievement to be considered for nomination to the Board. Board members must be highly skilled and experienced to provide effective stewardship of the Company and its future growth.

The NCG Committee is responsible for identifying prospective Board members and ensuring a robust Board renewal process. Potential candidates identified by the NCG Committee are evaluated based on a skills matrix and factors including diversity and geographic representation. The size and composition of the Board is regularly assessed to ensure an optimal balance of skills, professional expertise and experience is maintained.

The skills and expertise of each of the Nominees is summarized below. Areas noted below have been identified by the Board as critical to ensuring effective stewardship of Encana and its future. Detailed information about each Nominee is also provided in the “Director Nominee Profiles” beginning on page 12.

SKILLS AND EXPERTISE	Dea	Fowler	Mayson	McIntire	McKenzie	Nimocks	Shaw	Suttles	Waterman	Woitas
Accounting, Finance and/or Audit(1)				●	●	●	●		●
Environment, Health & Safety(2)	●	●	●	●				●		●
Financial Expert(3)					●				●
Governance(4)		●		●	●	●	●			●
Human Resources/Compensation(5)		●		●	●	●	●		●
Mergers/Acquisitions and Divestitures(6)	●	●	●			●	●	●	●	●
Natural Gas, Oil and Natural Gas Liquids Development/Operations(7)	●	●	●		●	●		●		●
Public Policy/Government Relations(8)	●		●	●				●	●	●
Reserves(9)	●		●					●		●
Risk Management(10)	●			●		●	●	●	●

Notes:

(1)	Experience in the financial services area, or experience overseeing complex financial transactions or on an audit committee.
(2)	Experience in the areas of environment, health and safety.
(3)	An audit committee financial expert as defined by the SEC (please refer to the audit committee financial expert definition under “Audit Committee – Independence and Financial Literacy” on page 21).
(4)	Experience overseeing governance practices – may have gained experience through work on a corporate governance committee or through experience as a senior executive of a major public company.
(5)

Experience overseeing compensation design, which may have been gained through experience as a senior executive of a major public company or through work on a human resources and compensation committee.

(6)	Experience with mergers, acquisitions and/or divestitures for a major public company.
(7)	Experience with various aspects of natural gas, oil and natural gas liquids development and operations, including exploration, marketing and production.
(8)	Experience working with local, provincial, national or international governments or gained public relations or government experience as a senior executive in a major public company.
(9)	Experience with reviewing externally disclosed natural gas and oil reserves and resources data and reports prepared by independent qualified reserves evaluators or auditors.
(10)

Experience identifying principal corporate risks to ensure management implements the appropriate steps to manage and mitigate risks as a senior executive in a major public company or gained experience as a member of a risk committee.

Director Nominee Profiles

The following provides detailed information about each Nominee, including place of residence, principal occupations, public directorships in the past five years, 2017 Committee membership and attendance record. Common Shares and Deferred Share Units (“DSUs”) held by each Nominee, directly, indirectly, controlled or directed as at March 1, 2018 and March 1, 2017, and minimum director share ownership requirements in effect as at March 1, 2018 are also provided. Current directorships are indicated by “*”. For 2018, our director compensation structure and share ownership guidelines have been revised, as further described under “Director Compensation – What’s New: 2018 Director Compensation Structure” on page 26.

Peter A. Dea Age: 64 | Denver, Colorado, USA | Independent | Director since 2010

Mr. Dea has been the Executive Chairman of Confluence Resources LP (a private oil and gas company) since September 2016. He has served as the President & Chief Executive Officer of Cirque Resources LP (a private oil and gas company) since May 2007. Mr. Dea has been a director of Liberty Oilfield Services Inc. since January 2018. From November 2001 through August 2006, he was President & Chief Executive Officer and a director of Western Gas Resources, Inc. (a public natural gas company which was sold in 2006 for approximately US$5.3 billion). He joined Barrett Resources Corporation (a public natural gas company which was sold in 2001 for approximately US$2.7 billion) in November 1993 and served as Chief Executive Officer and director from November 1999 and as Chairman from February 2000 through August 2001. Prior to that he held several managerial and geologic positions with Exxon Company, U.S.A.

Skills and Qualifications

Mr. Dea brings over 30 years of oil and gas exploration and production experience and involvement in state and national energy policies to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Energy Policy • Higher Education
Board Corporate Responsibility, Environment, Health and Safety – Chairman Nominating and Corporate Governance Reserves	7 of 7 3 of 3 3 of 3 3 of 3	100% 100% 100% 100%

Education

•      Bachelor of Arts in Geology (Western State Colorado University)

•      Master of Science in Geology (University of Montana)

•      Harvard Business School, Advanced Management Program

•      Certified Professional Geologist

Non-profit Sector Affiliations

•   Trustee, Denver Museum of Nature and Science

•   Trustee, ACE Scholarships

•   Trustee, The Nature Conservancy-Colorado

Awards and Accomplishments

•      Named “Wildcatter of the Year” for 2010 by the Independent Petroleum Association of Mountain States

•      Rocky Mountain Oil & Gas Hall of Fame inductee in 2009

•      Inducted to All American Wildcatters in 2014

•      Fellow National Member, The Explorers Club

•      American Association of Petroleum Geologists “Heritage of the Petroleum Geologist” honoree, 2017

Past Five Years of Public Company Directorships

•      Liberty Oilfield Services Inc.*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	135	105,385 ($1,424,805)	$1,426,630	29,400 ($397,488)
2017	135	99,910 ($1,537,615)	$1,539,693
2017 Annual Meeting of Shareholders voting results: 99.12% in favour

Fred J. Fowler Age: 71 | Houston, Texas, USA | Independent | Director since 2010

Mr. Fowler is a Corporate Director. He has been a director of PG&E Corporation (a public natural gas and electric utility company) since March 2012 and DCP Midstream Partners, LP (a public master limited partnership engaged in natural gas and natural gas liquids transport, storage, production and sale) since March 2015. He was Chairman of Spectra Energy Partners, LP (a public natural gas pipeline and storage entity) from October 2008 to November 2013 and was a director of that company until February 27, 2017. He was President & Chief Executive Officer of Spectra Energy Corp. (a natural gas gathering, processing and mainline transportation company) from December 2006 to December 2008 and served as a director from December 2006 to May 2009. He was President & Chief Executive Officer of Duke Energy Gas Transmission, LLC (a subsidiary of Duke Energy Corporation) from April 2006 through December 2006. From June 1997, he occupied various executive positions with Duke Energy Corporation (a public electric and gas company), including President and Chief Operating Officer from November 2002 to April 2006.

Skills and Qualifications

Mr. Fowler brings extensive experience in the areas of oil, natural gas liquids and natural gas processing and transportation to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Energy, Oil, Natural Gas and Natural Gas Liquids • Natural Gas Processing and Transportation • Corporate Governance
Board Corporate Responsibility, Environment, Health and Safety Human Resources and Compensation	6 of 7 2 of 3 4 of 5	86% 67% 80%
Education • Bachelor of Finance (Oklahoma State University) Past Five Years of Public Company Directorships • Spectra Energy Partners, LP • DCP Midstream Partners, LP* • PG&E Corporation*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	15,000	87,291 ($1,180,174)	$1,382,974	29,400 ($397,488)
2017	15,000	86,816 ($1,336,098)	$1,566,948
2017 Annual Meeting of Shareholders voting results: 97.47% in favour

Howard J. Mayson Age: 65 | Breckenridge, Colorado, USA | Independent | Director since 2014

Mr. Mayson is an independent businessman and corporate director and has over 40 years of North American and international oil and gas industry experience. He has been a non-executive director of several private U.K. and North American energy-related companies from 2010 to present. Since 2014, he has served on the Advisory Board and is a part-time Operating Partner with Azimuth Capital Management LLC. Mr. Mayson spent most of his career with BP Exploration & Production, PLC where he held various senior roles across the company including Chief Executive Officer of BP Russia, President of BP Angola, Director of BP’s Exploration & Production Technology Group and he also headed up BP’s Global Subsurface Function. Prior to joining BP, Mr. Mayson was an engineer with Schlumberger Limited from 1977-1981. (7)

Skills and Qualifications

Mr. Mayson brings over 40 years of extensive experience in oil and gas exploration, development and production to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Exploration, Development and Production • Oil and Gas Reserves Management and Reporting • Exploration and Production Technology
Board Corporate Responsibility, Environment, Health and Safety Nominating and Corporate Governance Reserves – Chairman	7 of 7 3 of 3 3 of 3 3 of 3	100% 100% 100% 100%

Education

•   Bachelor of Engineering (1st Class Honours), University of Sheffield

•   Master of Science (Mechanical Engineering), MIT

•   Advanced Management Program, Wharton Business School

Non-profit Sector Affiliations

•   Chairman, Industry Advisory Board, Institute of Petroleum Engineering, Edinburgh, 1997-2009

Awards and Accomplishments • Honorary Doctor of Engineering (Heriot-Watt University)

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	25,317	40,632 ($549,345)	$891,630	29,400 ($397,488)
2017	20,224	40,411 ($621,925)	$933,173
2017 Annual Meeting of Shareholders voting results: 99.43% in favour

Lee A. McIntire Age: 69 | Denver, Colorado, USA | Independent | Director since 2014

Mr. McIntire has been the Chief Executive Officer of TerraPower, LLC (a private nuclear energy technology company) since August 2015. Prior to that he served as Chief Executive Officer and President of CH2M HILL (a private consulting company) from January 2009 to January 2014, Chairman from 2010 through 2014 and Executive Chairman of the Board from January 2014 to October 2014. Mr. McIntire previously served as CH2M HILL’s Chief Operating Officer and President. During his tenure as CEO, CH2M HILL enjoyed growth and stability, increasing to over 30,000 employees, expanding its international presence to over 100 countries, diversifying its service offerings, and doubling revenues to US$7.0 billion. Prior to joining CH2M HILL, Mr. McIntire was a partner, Executive Vice-President, and served on the Board of Directors of the Bechtel Group of Companies from 1989 to 2004. Mr. McIntire served on the Chairman’s Leadership Council, and was President of several of Bechtel’s multibillion-dollar companies.

Skills and Qualifications

Mr. McIntire brings over 35 years of executive leadership and governance experience to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Risk Management • Finance and Accounting • Corporate Governance
Board Corporate Responsibility, Environment, Health and Safety Human Resources and Compensation	7 of 7 3 of 3 5 of 5	100% 100% 100%

Education

•   Bachelor of Science in Civil Engineering (University of Nebraska College of Civil Engineering)

•   Master’s from the Thunderbird School of Global Management in Arizona

•   Executive Management Program at Dartmouth’s Tuck School of Business

Past Five Years of Public Company Directorships

•   BAE Systems (British Aerospace) PLC

Awards and Accomplishments • Woodrow Wilson Award, 2011 • Josef Korbel Award, 2012 • Elected to Presidents’ Circle of National Academy of Science, 2015

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	17,100	46,525 ($629,018)	$860,210	29,400 ($397,488)
2017	17,100	42,069 ($647,442)	$910,611
2017 Annual Meeting of Shareholders voting results: 97.17% in favour

Margaret A. McKenzie Age: 56 | Calgary, Alberta, Canada | Independent | Director since 2015

Ms. McKenzie is a Corporate Director. She has been a director of Inter Pipeline Ltd. (a public petroleum pipeline company) since August 2015 and PrairieSky Royalty Ltd. (a public oil and gas company) since December 2014. She was a director of Bonavista Energy Corporation from May 2006 to March 2018. She is also a director of two private energy-related companies. Prior to that, Ms. McKenzie was Chief Financial Officer of Range Royalty Management Ltd. (a private oil and gas royalty company) from 2006 to December 2014 and Vice President, Finance and Chief Financial Officer of Profico Energy Management Ltd. (a private oil and gas royalty company) from 2000 to 2006. (7)

Skills and Qualifications

Ms. McKenzie brings over 18 years of energy, oil and natural gas exploration experience to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Business Strategy • Finance and Accounting
Board Human Resources and Compensation Audit	6 of 7 5 of 5 5 of 5	86% 100% 100%

Education • Bachelor of Commerce (University of Saskatchewan) • Chartered Accountant • ICD.D (Institute of Corporate Directors)	Past Five Years of Public Company Directorships • Bonavista Energy Corporation • PrairieSky Royalty Ltd.* • Zargon Oil and Gas Ltd. • Inter Pipeline Ltd.*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	22,000	27,948 ($377,857)	$675,297	29,400 ($397,488)
2017	12,000	27,796 ($427,780)	$612,460
2017 Annual Meeting of Shareholders voting results: 96.98% in favour

Suzanne P. Nimocks Age: 59 | Houston, Texas, USA | Independent | Director since 2010

Ms. Nimocks is a Corporate Director. She has been a director of Rowan Companies plc (a public international contract drilling services company) since December 2010, ArcelorMittal (world’s largest public steel company) since January 2011 and Owens Corning (a leading global producer of residential and commercial building materials) since September 2012. She was a director (senior partner) with McKinsey & Company (a private global management consulting firm) from June 1999 to March 2010 and was with the firm in various other capacities since 1989, including as a leader in the firm’s Global Petroleum Practice, Electric Power & Natural Gas Practice, Organization Practice and Risk Management Practice. She served as a member of the firm’s worldwide personnel committees for many years and as the Manager of the Houston office for eight years.

Skills and Qualifications

Ms. Nimocks brings strategy and risk management expertise in the energy industry to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • International Energy Business • Strategy • Risk Management
Board Audit Human Resources and Compensation – Chairperson Nominating and Corporate Governance	7 of 7 5 of 5 5 of 5 3 of 3	100% 100% 100% 100%

Education

•   Bachelor of Arts in Economics (Tufts University)

•   Master of Business Administration (Harvard Graduate School of Business)

Non-profit Sector Affiliations

•   Director, Houston Zoo, Inc.

•   Trustee, Texas Children’s Hospital

Past Five Years of Public Company Directorships • Rowan Companies plc* • ArcelorMittal* • Owens Corning*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	10,648	92,159 ($1,245,990)	$1,389,951	29,400 ($397,488)
2017	5,600	90,344 ($1,390,394)	$1,476,578
2017 Annual Meeting of Shareholders voting results: 97.14% in favour

Brian G. Shaw Age: 64 | Toronto, Ontario, Canada | Independent | Director since 2013

Mr. Shaw is a Corporate Director. He has been a director of NuVista Energy Ltd. (a public oil and gas company) since August 2014, Manulife Bank of Canada (a private chartered bank) since February 2012, Manulife Trust Company (a private trust company) since February 2012, Ivey Canadian Exploration Ltd. (a private exploration company) since March 2010 and Lakeview Mortgage Funding Inc. (a private structured credit company) since January 2016. Mr. Shaw was a director of Patheon Inc. (a pharmaceutical development and manufacturing company) from December 2009 until March 2014 and a director of PrairieSky Royalty Ltd. (a public oil and gas company) from April 2014 until December 2014. Prior to that, Mr. Shaw was Chairman and Chief Executive Officer of CIBC World Markets Inc. from 2005 through 2008.

Skills and Qualifications

Mr. Shaw brings extensive experience as a financial services executive to his role as a member of the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Capital Markets and Investing • Financial Services • Energy, Oil and Natural Gas
Board Audit Reserves	6 of 7 5 of 5 3 of 3	86% 100% 100%

Education

•   Bachelor of Commerce (University of Alberta)

•   Master of Business Administration (University of Alberta)

•   Chartered Financial Analyst

Non-profit Sector Affiliations

•   Member, CFA Society Toronto

•   Chairman, TMX IP Governance Committee

•   Director, Toronto Symphony Orchestra

Past Five Years of Public Company Directorships • Patheon Inc. • NuVista Energy Ltd.* • PrairieSky Royalty Ltd.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	10,000	62,143 ($840,173)	$975,373	29,400 ($397,488)
2017	10,000	58,654 ($902,685)	$1,056,585
2017 Annual Meeting of Shareholders voting results: 99.47% in favour

Douglas J. Suttles Age: 57 | Calgary, Alberta, Canada | Not Independent | Director since 2013

Mr. Suttles was appointed the Company’s President & Chief Executive Officer on June 10, 2013. From March 2011 until June 2013, Mr. Suttles was an independent businessman, having over 30 years of experience in the oil and gas industry in various engineering and leadership roles. He has held a number of senior leadership posts at British Petroleum (“BP”), including Chief Operating Officer of BP Exploration & Production from January 2009 until March 2011 and President of BP Alaska from December 2006 until December 2008. He was a member of the board of BP America, as well as the BP America Operations Advisory Board. Previously, he served as President of BP Sakhalin Inc., where he was responsible for BP’s activities in Sakhalin, Russia and held other senior leadership roles in BP, including Vice-President for North Sea operations and President of BP’s Trinidadian oil business. Prior to joining BP, Mr. Suttles was an engineer with Exxon from 1983 to 1988.

Skills and Qualifications

Mr. Suttles brings extensive North American and international energy development and production experience to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Acquisitions • Oil and Natural Gas Exploration and Production
Board	7 of 7	100%

Education

•   Bachelor of Science in Mechanical Engineering (University of Texas, Austin)

Non-profit Sector Affiliations

•   Spindletop Charities Advisory Board

•   University of Texas Engineering Advisory Board

•   Member, National Petroleum Council

•   Director, American Petroleum Institute

•   Director, American Exploration & Production Council

•   Director, Independent Petroleum Association of America

•   Director, National Association of Manufacturers

Awards and Accomplishments

•   Recipient of University of Texas at Austin Mechanical Engineering Distinguished Alumni Award, 2008

•   “Mr. Spindletop Award” Honoree by Spindletop Charities, Inc., 2013

Past Five Years of Public Company Directorships

•   Ceres, Inc.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	105,994	0	$1,433,039	N/A
2017	85,350	0	$1,313,537

2017 Annual Meeting of Shareholders voting results: 99.50% in favour

Bruce G. Waterman Age: 67 | Calgary, Alberta, Canada | Independent | Director since 2010

Mr. Waterman is a Corporate Director. He retired in January 2013 from Agrium Inc. (now known as Nutrien Ltd.) (a public agricultural company) as Executive Vice-President, having held senior roles as Chief Financial Officer, as well as in Business Development and Strategy, since April 2000. Mr. Waterman is a director of Irving Oil Limited (a private oil and gas company) and a director of Prairie Storm Energy Corp. (a private oil and gas company). He was a director of PrairieSky Royalty Ltd. (a public oil and gas company) from April 2014 until December 2014 and was also a director of Enbridge Income Fund Holdings Inc., and a Trustee of Enbridge Commercial Trust from January 2014 until December 31, 2017. He was Vice-President and Chief Financial Officer of Talisman Energy Inc. (a public oil and gas company) from January 1996 to April 2000. Mr. Waterman also has extensive expertise in oil and gas exploration and production operations, having spent 15 years (1981 to 1996) at Amoco Corporation, including Dome Petroleum Limited, a predecessor company and as a result of serving as Talisman’s Chief Financial Officer for over four years (as noted above). At Amoco (a global chemical, oil and gas company which merged with British Petroleum in 1998), his roles included various positions in finance, accounting and business development.

Skills and Qualifications

Mr. Waterman brings a wealth of energy industry, financial, business development and government relations knowledge to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance		Areas of Expertise • Energy, Oil and Natural Gas • Finance and Accounting • Business Development
Board Audit – Chairman(8) Human Resources and Compensation Nominating and Corporate Governance(8)	7 of 7 5 of 5 5 of 5 2 of 2	100% 100% 100% 100%

Education

•   Bachelor of Commerce (Honours) (Queen’s University)

•   Chartered Accountant

•   ICD.D (Institute of Corporate Directors)

Non-profit Sector Affiliations

•   Selection Committee Chairman, Canada’s CFO of the YearTM

•   FEI Canada Advisory Board

Awards and Accomplishments

•   Named Canada’s CFO of the YearTM in 2008

•   Fellow of the Chartered Accountants

Past Five Years of Public Company Directorships

•   Enbridge Income Fund Holdings Inc.

•   PrairieSky Royalty Ltd.

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	125,000	113,695 ($1,537,156)	$3,227,156	29,400 ($397,488)
2017	125,000	107,799 ($1,659,027)	$3,582,777

2017 Annual Meeting of Shareholders voting results: 97.24% in favour

Clayton H. Woitas Age: 69 | Calgary, Alberta, Canada | Independent | Director since 2008

Mr. Woitas is a Corporate Director and has been Chairman of the Board since July 22, 2013. From January 11, 2013 to June 10, 2013 Mr. Woitas acted as Interim President & Chief Executive Officer of the Company. He was Chairman & Chief Executive Officer of Range Royalty Management Ltd. (a private oil and gas royalty company) from 2006 to December 2014. He has been a director of Gibson Energy Inc. (a public oil and gas midstream company) since June 2010. He is also a director of several private energy-related companies and advisory boards. Mr. Woitas was founder, Chairman, and President & Chief Executive Officer of Profico Energy Management Ltd. (a private company focused on natural gas exploration and production in Western Canada) from January 2000 to June 2006. Prior to April 2000, he was a director and President & Chief Executive Officer of Renaissance Energy Ltd. (a public company focused on the Western Canadian energy sector).

Skills and Qualifications

Mr. Woitas brings extensive experience in the areas of acquisitions, exploration and production to the Board.

2017 Board/Committee Membership	2017 Meeting Attendance(6)		Areas of Expertise • Energy, Oil and Natural Gas • Acquisitions • Natural Gas Exploration and Production
Board Nominating and Corporate Governance – Chairman	7 of 7 3 of 3	100% 100%

Education • Bachelor of Science in Civil Engineering (University of Alberta)	Past Five Years of Public Company Directorships • NuVista Energy Ltd. • Gibson Energy Inc.*

Securities Held
Year	Common Shares (#)(1)	DSUs (#) and Market or Payout Value(2,3)	Total Market Value of Common Shares/DSUs(1,2,4,9)	Minimum Share Ownership Required (Value Equivalent)(5)
2018	289,390	169,404 ($2,290,342)	$6,202,895	54,000 ($730,080)
2017	262,690	159,728 ($2,458,214)	$6,501,013

2017 Annual Meeting of Shareholders voting results: 97.52% in favour

Notes:

(1)	Information as to Common Shares held has been provided by each of the Nominees as of March 1, 2018 and March 1, 2017, respectively.
(2)	Information as to DSUs held by directors is as of March 1, 2018 and March 1, 2017, respectively. For more detailed information relating to DSUs held by the directors, see “Director Compensation”.
(3)

“Market or Payout Value” represents the market or payout value (expressed in Canadian dollars) of vested DSUs not paid out or distributed and determined by multiplying the number of DSUs held by each Nominee as of March 1, 2018 in respect of 2018 and as of March 1, 2017 in respect of 2017, by the closing price of Common Shares on the Toronto Stock Exchange (“TSX”) on those same dates (C$13.52 and C$15.39, respectively).

(4)

Expressed in Canadian dollars and determined by multiplying the number of Common Shares and DSUs held by each Nominee as of March 1, 2018 in respect of 2018 and as of March 1, 2017 in respect of 2017 by the closing price of the Common Shares on the TSX on those same dates (C$13.52 and C$15.39, respectively).

(5)

As of March 1, 2018, the Company’s share ownership guidelines for directors require each director, other than the CEO, within three years following the individual becoming a director, to purchase Common Shares or hold DSUs totaling in number at least three times the annual grant of DSUs which the director receives in his or her capacity as a director pursuant to the Company’s Deferred Share Unit Plan for Directors (“Director DSU Plan”). See “Director Compensation”. Dollar values indicate the value of the minimum number of Common Shares/DSUs in Canadian dollars as at March 1, 2018. Effective May 2, 2018, the Company’s share ownership guidelines will be revised, as further described under “Director Compensation – What’s New: 2018 Director Compensation Structure” on page 26. Mr. Suttles is subject to executive share ownership guidelines and has achieved his required share ownership level. Please see page 52 with respect to Mr. Suttles’ executive share ownership requirements.

(6)

In addition to being a member of the NCG Committee, Mr. Woitas is an ex officio non-voting member of all other Committees. As an ex officio non-voting member, Mr. Woitas attends as his schedule permits and may vote when necessary to achieve a quorum.

(7)

Mr. Mayson was a director of Endurance Energy Ltd. (“Endurance”) from March 2012 until his resignation in December 2015 and Ms. McKenzie was a director of Endurance from November 2008 until her resignation in March 2016. On May 30, 2016, Endurance obtained an Initial Order under the Companies’ Creditors Arrangement Act (“CCAA”) seeking a stay of proceedings and other relief provided under the CCAA.

(8)	Mr. Waterman became Chairman of the Audit Committee and a member of the NCG Committee effective April 1, 2017.
(9)

The information does not include restricted share units (“RSUs”) held by directors as of March 1, 2018, as Director RSUs are not counted for director share ownership requirements in effect as at March 1, 2018. Director RSUs were granted on February 26, 2018 to directors as part of changes to the Company’s director compensation structure, as further described under “What’s New: 2018 Director Compensation Structure” on page 26.

 Board and Committee Governance

Board Leadership Structure

Encana’s Board leadership framework consists of a Chairman of the Board, independent Committee Chairs and active engagement by all directors. The Board believes this structure encourages effective balance between strong Board oversight and appropriate leadership and risk management, assisted by skilled Committee members comprised of experienced independent directors.

Independent Chairman of the Board

The Board believes Encana is best served by separating the positions of Chairman of the Board and CEO. The Chairman must be an independent Board member and appointed by the remaining independent directors. The Chairman is responsible for ensuring effective functioning of the Board, providing leadership and serving as the primary liaison between the Board and management. Our current Chairman of the Board, Clayton H. Woitas, is a non-executive, independent director. Mr. Woitas has served as Chairman of the Board since July 2013.

Duties and Responsibilities of the Chairman of the Board

The Chairman of the Board:

•	attends all Committee meetings (as his or her schedule permits);

•	encourages and facilitates active participation of all directors;

•	serves as a liaison between the independent directors and management;

•	has the authority to call meetings of the independent directors;

•	leads the Board’s annual effectiveness evaluation process;

•	monitors and coordinates with management on corporate governance issues and developments;

•	is available to advise the Committee Chairs in fulfilling their designated roles and responsibilities to the Board;

•	is available for consultation and communication with shareholders where appropriate, upon reasonable request; and

•	performs such other functions as the Board or other directors may request.

Position Descriptions

The Board has approved position descriptions for the Chairman of the Board, Committee Chairs and CEO. These are available on the Company’s website at www.encana.com.

Director Orientation

The NCG Committee is responsible for orientation of new directors and continued education of existing Board members. Encana’s director orientation program provides new directors with detailed information on the Company’s strategy, assets and operations, financial information, as well as the role and expectations of the Board and its Committees. Access to orientation materials, including director information handbook and information regarding Encana’s policies, guidelines and governance practices, is provided to directors via an online Board portal.

Directors are provided regular opportunities to interact with management to discuss key financial, operational and industry matters. New directors are encouraged to meet independently with the Chairman of the Board, other independent directors or the CEO directly. Board and Committee meetings are held in the Company’s offices in Canada and the United States. Directors also participate in annual field tours of operations of the Company’s assets.

Director Attendance

Each director is expected to attend each meeting of the Board and of the Committees of which he or she is a member.

In 2017, Encana held five regularly scheduled Board meetings, two additional special meetings and 19 Committee meetings. Overall combined director attendance at Board and Committee meetings in 2017 was 96 percent. All Board members attended the Company’s 2017 annual meeting of shareholders. Attendance records of each director are found in “Director Nominee Profiles” beginning on page 12.

Executive Sessions

The independent directors regularly meet without management present at Board and Committee meetings. Each Committee Chair presides over their respective Committee executive sessions. The Chairman of the Board presides over any executive sessions of the Board. In 2017, there were six Board meetings and 18 Committee meetings that held executive sessions.

Continuing Education

Continuing education enables directors to enhance their understanding of our business and industry, and remain current on governance issues relevant to their responsibilities. Board materials provided to directors in advance of each regularly scheduled meeting include detailed pre-reading and background analysis. Regular updates and analysis on emerging industry, regulatory and governance matters are also provided to directors at Board and Committee meetings.

Encana supports continuing director education through paid director subscriptions to leading national director education associations in the U.S. and Canada. Board members receive access to continuing education resources and attend conferences, seminars and webinars on board governance and related industry matters. Examples of continuing education sessions attended by Board members and/or hosted by Encana in 2017 include:

•	Corporate membership and access to continuing director education resources through the Institute of Corporate Directors (Canada) and National Association of Corporate Directors (“NACD”) (U.S.);

•

Regular attendance at director continuing education programs facilitated by NACD, Women Corporate Directors, Goldman Sachs, JPMorgan Chase, Vinson & Elkins, Harvard Law & Business Schools, Financial Executives International (“FEI”), FEI Canada and Chartered Professional Accountants of Alberta;

•	Guest speaker, Peter Tertzakian, Executive Director ARC Energy Research Institute;

•	Site visit to the Company’s San Juan operations to review the Company’s operations, EH&S initiatives and to meet directly with management, operations and field personnel;

•	Quarterly updates on the Company’s operations, including supply chain management initiatives;

•	Quarterly overviews of enterprise risks, including formal enterprise risk management report;

•	Regular in-depth management overviews of key risk management matters and initiatives, including in respect of treasury, tax, audit, corporate risk management and litigation;

•	Quarterly overviews of market fundamentals, including analyses of commodity prices and basis differential projections, and potential impacts;

•	Attendance at HRC Committee meetings by all directors to review certain executive compensation matters; and

•	Attendance at Reserves Committee meetings by all directors interested in in-depth discussions on reserves.

Succession Planning

The Board, HRC Committee and NCG Committee are actively involved in the Company’s succession planning processes. The HRC Committee is responsible for annually reviewing Encana’s overall organizational leadership and talent development framework, including succession planning for ELT members. Succession planning for the CEO and ELT members is reviewed annually by the HRC Committee and the entire Board; the NCG Committee oversees succession planning for Board members.

Encana has a robust succession planning framework which assesses competencies, experience, leadership capabilities and development opportunities of each succession candidate. Succession planning and professional development is directed at all levels of the organization to create the high performing talent pool we require to execute on our strategic objectives over the long term.

Other Board Memberships and Interlocks

Several of the Nominees are also directors of other reporting issuers. The Board does not impose express limits on the number of other public company boards upon which its directors may serve. Expectations and time commitments of Board members are, however, discussed on an ongoing basis and by the NCG Committee with each director candidate. Board memberships of each Nominee are found under “Director Nominee Profiles” beginning on page 12.

The Board does not have a formal policy on interlocking directorships. The NCG Committee considers it good governance, however, to avoid interlocking relationships, if possible. No Nominee sits on the same board of directors of any outside reporting issuer.

Access to Independent Advisors

The Board and its Committees have authority to retain independent financial, legal, compensation and other advisors as it considers appropriate to assist in the discharge of its duties.

Director Selection Process

The NCG Committee identifies prospective director candidates, recommends directors (including Chairpersons) for each Committee, and reviews and recommends corporate governance practices to the Board. In evaluating individual director nominees and Committee membership, the Committee seeks to balance knowledge, experience and personal attributes to identify individuals capable of providing effective oversight to reflect shareholder interests. In this regard, the NCG Committee evaluates a suite of individual attributes (e.g., professional experience, skills, background, race and gender), without disproportionately weighting any single attribute. Creating diversity of perspective through a variety of professional experiences, skills and backgrounds, as well as geography, race and gender are among the factors considered by the NCG Committee in assessing Board composition.

When evaluating prospective Board candidates, the NCG Committee assesses the Director Skills and Experience matrix on page 11, credentials set forth in our Corporate Governance Guidelines and, on an overall basis, individual level of integrity, good business judgment and a proven record of strong leadership capabilities. The prospective candidate must also be willing and able to commit the time necessary for Board service.

The Board currently meets the composition requirements in our Articles and Corporate Governance Guidelines. The Board therefore has no immediate plans to increase its size. If, however, the Board should decide to add to our current directors, candidates will be evaluated by the NCG Committee based on the professional, personal and diversity considerations outlined above.

As the Board does not have term limits, the NCG Committee annually reviews each director’s continuation on the Board and regularly assesses the appropriate size of the Board. In addition, the NCG Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the NCG Committee through current Board members, professional search firms, shareholders or other persons. These candidates may be evaluated at regular or special meetings of the NCG Committee and may be considered at any point during the year by the NCG Committee.

In addition, the NCG Committee will consider nominees recommended by shareholders in accordance with the procedures outlined under “Shareholder Proposals and Director Nominations”. The NCG Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Company’s Corporate Governance Guidelines are available at http://www.encana.com/about/board-governance/documents-filings.html.

Board Committees

The Board has five standing committees to assist in carrying out its responsibilities:

•	Audit Committee

•	Corporate Responsibility, Environment, Health and Safety Committee

•	Human Resources and Compensation Committee

•	Nominating and Corporate Governance Committee

•	Reserves Committee

Special ad hoc committees may also be appointed from time to time for important matters. Each Committee is comprised solely of independent directors, and chaired by an independent director.

The mandate and responsibilities of each Committee are summarized below. Written mandates for each standing Committee are available on Encana’s website at www.encana.com/about/board-governance/mandates-guidelines.html.

Audit Committee

At year-end 2017, the Audit Committee was comprised of Bruce G. Waterman (Chairman), Margaret A. McKenzie, Suzanne P. Nimocks and Brian G. Shaw.

The Audit Committee oversees Encana’s internal financial control systems, including quarterly and annual financial reporting by management, as well as Encana’s internal auditors and external auditors, and provides recommendations to the Board. In discharging its duties, the Audit Committee meets regularly in-camera, without management present, including with external auditors.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of the Audit Committee are both independent and financially literate.

The United States Securities and Exchange Commission (the “SEC”) also requires the Board annually determine if the Audit Committee includes at least one “audit committee financial expert” and, if so, to name such individual(s). For this purpose, an “audit committee financial expert” must have the following attributes:

•	an understanding of financial statements and generally accepted accounting principles;

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

In 2017, the Board determined Ms. McKenzie and Mr. Waterman to be “audit committee financial experts” as defined by the SEC.

The Audit Committee held five meetings in 2017. For further information about the Audit Committee, please see our Annual Report.

Human Resources and Compensation Committee

At year-end 2017, the HRC Committee was comprised of Suzanne P. Nimocks (Chairperson), Fred J. Fowler, Lee A. McIntire, Margaret A. McKenzie and Bruce G. Waterman.

The HRC Committee is responsible for reviewing and recommending to the Board, for approval, compensation for the Company’s executive officers, including the CEO. Under its mandate, responsibilities of the HRC Committee include:

•	evaluating and recommending to the Board, for approval, annual compensation for the CEO and ELT members;

•	reviewing and recommending to the Board, for approval, annual goals and objectives relevant to compensation for the CEO and ELT members;

•	recommending to the Board, for approval, operational, financial and other performance metrics for the Company’s performance-based short and long-term incentive plans;

•	overseeing the succession planning process for the CEO and ELT members;

•	evaluating and approving the Compensation Peer Group (as defined on page 50) used to assess the Company’s executive compensation program; and

•	monitoring the status of executive equity ownership under the Company’s share ownership guidelines.

The HRC Committee retains an independent advisor to provide advice and perspective on executive compensation matters. The advisor reports directly to the HRC Committee Chairperson, and performs no services to management. For more information on the independent compensation advisor, please see “Independent Compensation Advisor” in the Compensation Discussion and Analysis section.

All members of the HRC Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and qualify as “outside directors” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended.

In 2017, the HRC Committee held four regularly scheduled meetings and one special meeting.

HRC Committee: Interlocks and Insider Participation

During 2017, no HRC Committee member: (i) is a current or was a former officer or employee of Encana or any of its subsidiaries; or (ii) had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of Encana’s executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on Encana’s Board or HRC Committee during 2017.

Compensation Risk

Compensation related risk is identified and managed by the Board and HRC Committee using a structured decision-making process and program safeguards. All compensation matters impacting our executive officers, including the CEO, are reviewed and approved by the independent members of the full Board.

To ensure Encana does not encourage its executive officers to take unnecessary risks that could have a material adverse impact on Encana, the HRC Committee conducts annual compensation risk assessments. Such assessments are reviewed and conducted by the HRC Committee’s independent compensation consultant.

The HRC Committee conducted a risk assessment of Encana’s compensation program and practices in 2016. The assessment, conducted by its independent consultant concluded “it was not reasonably likely that the Company’s executive pay programs will have a material adverse impact on the Company, its business or its value”, and recognized the Company’s strong compensation governance practices. For more information on how the HRC Committee and the Board manage compensation-related risk, see “Compensation Risk Management” on page 52.

Nominating and Corporate Governance Committee

At year-end 2017, the NCG Committee was comprised of Clayton H. Woitas (Chairman), Peter A. Dea, Howard J. Mayson, Suzanne P. Nimocks and Bruce G. Waterman.

The NCG Committee is responsible for reviewing and providing recommendations to the Board regarding corporate governance matters, monitoring regulatory developments, as well as overseeing director recruitment and annual Board, Committee and director evaluation process. The NCG Committee reviews director compensation and recommends same to the Board for approval. The NCG also reviews and recommends to the Board any changes submitted by each Committee to their respective mandates, which are reviewed on an annual basis.

The NCG Committee held three meetings in 2017.

Reserves Committee

At year-end 2017, the Reserves Committee was comprised of Howard J. Mayson (Chairman), Peter A. Dea and Brian G. Shaw.

The Reserves Committee is responsible for review and oversight of the Company’s independent qualified reserves evaluators (“IQREs”) or auditors (“IQRAs”), if any, retained for purposes of evaluating and auditing management’s procedures for determining and reporting Encana’s oil and gas reserves and resources data, and providing such information to the IQREs or IQRAs, as well as reviewing annual reserves and resources estimates prior to public disclosure.

The Reserves Committee held three meetings in 2017.

Corporate Responsibility, Environment, Health and Safety Committee

At year-end 2017, the CREHS Committee was comprised of Peter A. Dea (Chairman), Fred J. Fowler, Howard J. Mayson and Lee A. McIntire.

The CREHS Committee assists the Board by overseeing the review, monitoring and reporting of Encana’s EH&S, corporate responsibility and government relations matters, including related policies, standards and practices. The CREHS Committee is also responsible for overseeing the Company’s business conduct and ethics program, including training and reporting.

The CREHS Committee held three meetings in 2017.

Policies and Standards

Policy on Majority Voting

A director who receives more “withhold” than “for” votes at the Meeting must immediately tender his or her resignation to the Board, even though the director may be duly elected under applicable law. The NCG Committee will review and make a recommendation to the Board whether to accept or reject the director’s resignation, having regard to the best interests of Encana and any other factors it considers relevant in the circumstances. The Board shall accept the resignation absent exceptional circumstances, and the resignation shall be effective when accepted by the Board. The director may not participate in Board (or NCG Committee) deliberations on the matter.

A decision will be reached by the Board regarding the matter within 90 days following the Meeting. If it accepts the resignation, the Board may appoint a new director to fill the vacancy in accordance with our Articles, the Company’s By-laws (“By-laws”) and applicable law. The Company will promptly issue a news release with the Board’s decision. If the Board determines not to accept the resignation, the news release will fully state the reasons for that decision.

The Policy on Majority Voting only applies to uncontested elections where the number of nominated directors equals the number of directors to be elected at the Meeting. In a contested election (where the number of nominated directors exceeds the number of directors to be elected), directors with the highest number of Common Shares voted in their favour will be elected to the available Board seats.

Business Code of Conduct

The Board and NCG Committee are responsible for overseeing our approach to corporate governance. This includes developing appropriate practices to ensure the Board functions independently of management and applicable legal, regulatory and other compliance matters are effectively addressed. The Board continually evaluates our practices by monitoring Canadian and U.S. regulatory developments regarding corporate governance, accountability and transparency of public company disclosure.

The Board has implemented a comprehensive Business Code of Conduct (the “Code”) as well as other corporate governance policies applicable to directors, employees, officers and contractors. Based on Encana’s Foundational Values of Safety, Trust, Respect and Integrity, the Code represents the foundation of Encana’s commitment to ethical conduct in all that we do. The Code clearly articulates the behavioural expectations and obligations of our directors, employees and contract personnel, including in respect of the following:

•   financial reporting and accountability

•   maintaining confidentiality

•   avoiding conflicts of interest

•   protection and appropriate use of assets

•   avoiding and reporting fraudulent behaviour

•   protecting corporate opportunities

• complying with laws • ensuring fair dealing • compliance with competition and antitrust laws • reporting violations of the Code or applicable law • prohibiting retaliation

Each year, directors and employees are required to reaffirm their commitment to the Code and its related policies. In 2017, all directors and employees affirmed their commitment to the Code as part of Encana’s annual recommitment process. Encana also conducts regular in-person training on the Code and ethics and compliance issues for staff in our office and field locations throughout the year.

Reporting and communication of concerns by staff or the public is strongly encouraged, including through Encana’s Integrity Hotline (the “Hotline”). The Hotline enables 24-7 reporting (either online or by telephone) of any suspected illegal, unethical or improper conduct. Concerns may be reported confidentially or anonymously by any individual. The Hotline is operated by an external third party which reports to Encana’s Ethics & Compliance Team for review and, where required, investigation. Investigation and Hotline activities are reported quarterly to the CREHS Committee. Concerns involving any accounting, internal accounting control, auditing or other financial irregularity are provided to the Audit Committee. Any material matters or investigations are reported directly to the Board.

The Board is responsible for monitoring compliance with the Code. In addition to reports by management to the Board on Encana’s annual recommitment process, Encana’s internal audit function performs audit procedures to assess the effectiveness of the Company’s compliance with the Code. The vice-president responsible for internal audit, who has a direct reporting relationship to the Audit Committee, reports on respective audit procedures to that committee. In addition, on a regular basis, the Code is reviewed and, if appropriate, updated to reflect Encana’s commitment to ethical conduct and address related legal requirements and best practices.

Any waivers of the Code in respect of any officer or director can only be approved by the Board and must be promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and we have never been required to make filings in accordance with securities laws regarding a departure from the Code.

The Code is available at www.encana.com/pdf/about/board-governance/policies/business-conduct.pdf.

Disclosure Policy

Encana’s Disclosure Policy reflects our commitment to timely, balanced and accurate public disclosure regarding the Company’s affairs and activities. The Policy addresses disclosure of material information, use of authorized and designated corporate spokespersons, and clear guidelines regarding interactions with analysts, investors and the media to avoid selective disclosure. The Policy also sets out the role and responsibilities of Encana’s internal Disclosure Committee in overseeing and monitoring disclosure matters. The Disclosure Policy applies to all directors, employees and contract personnel, and is available at www.encana.com/about/board-governance/policies.

Securities Trading and Insider Reporting Policy

Our directors, employees and contractors are also subject to our Securities Trading and Insider Reporting Policy. The Policy prohibits insider trading, establishes a regular blackout period schedule, outlines trading restrictions and reporting obligations of the Company insiders, and sets out the Company’s obligations to stock exchanges and regulators.

The Policy also expressly prohibits directors and employees from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value), as well as the following activities, involving the Company securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);

•	selling a “call option” or buying a “put option”;

•	entering into equity monetization transactions involving any securities subject to the Company’s share ownership guidelines or that is the equivalent of “short selling”; and

•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

The Securities Trading and Insider Reporting Policy applies to all directors, employees and contract personnel, and is available at www.encana.com/about/board-governance/policies.

Diversity

We believe a diversity of perspective and experience enhances Board and management effectiveness by enabling a broader identification of opportunity and risk, as well as potential impacts to our business. To encourage diversity in leadership, Encana actively considers diversity, including gender representation, when identifying qualified candidates for leadership opportunities. This commitment is reflected in our practices, including a long history of representation of women on our Board and our ELT, as well as robust succession and leadership development processes, as described below. More formally, it is also reflected in our Corporate Governance Guidelines, which expressly include diversity among the criteria to be considered when evaluating candidates for appointment or election to the Board. In light of this active and demonstrated commitment and the integration of diversity considerations into our existing practices, Encana has not adopted a formal, standalone diversity policy or specific diversity targets for determining Board membership or appointment of executive positions.

In respect of Board composition, Encana has a long history of strong representation of women. In 2017, 30 percent (or three) of our independent directors were women. For this Meeting, two of our Nominees (or 22 percent of our independent directors) are women. The decrease in female director representation from 2017 is solely due to the retirement of one of our long-standing and accomplished female directors. Since 2003, at least two of our Board members have been women.

This strong representation continues at the executive level, where three (or 43 percent) of our ELT members are women, each widely recognized for their accomplishments and industry contributions. In respect of our five NEOs, two (or 40 percent) are represented by female executives (described in our Compensation Discussion and Analysis, at page 33) occupying key executive leadership roles in our organization. Within Encana’s significant subsidiaries (as disclosed in the Annual Report), approximately 32 percent of board positions and 34 percent of officer positions are held by women (as at December 31, 2017). Below the Board and executive level, Encana actively supports professional development for women, including through our Encana Women’s Network, targeted succession planning and professional development programs, as well as formal and informal mentoring.

Director Compensation

Philosophy and Objectives

Encana director compensation is designed to attract and retain skilled director talent and align with shareholder interests. In 2017, compensation for our directors consisted of an annual retainer and DSUs granted under the Director DSU Plan. Each of these elements is described below. Our directors are also subject to share ownership guidelines, as described below.

Independent directors do not receive performance-based compensation, benefits or other perquisites from the Company. Mr. Suttles receives no compensation from Encana in his capacity as a director.

Director Compensation Structure

From January 1, 2015 to December 31, 2017, our director compensation structure consisted of an all-inclusive Board retainer (as opposed to an individual meeting and travel-based fee structure). The Chairman of the Board received an increased proportion of equity-based compensation (in the form of DSUs), and corresponding decrease in annual cash compensation. In 2017, this structure consisted of the following:

Annual Retainer
Chairman of the Board	$96,375
Board Member	$46,260
Audit Committee Chair	$15,420
Human Resources and Compensation Committee Chair	$11,565
Other Committee Chairs(1)	$7,710
Annual DSU Grant (units)
Chairman of the Board	18,000
Board Member	9,800

Note:

(1)	Our Chairman of the Board, Mr. Woitas receives no Committee Chair retainer for serving as Chair of the NCG Committee.

In 2017, our annual retainers were paid to our directors in quarterly installments. Annual retainers and any initial DSU grants are pro-rated for periods of partial service.

In December 2017, the Board approved changes to our director compensation structure effective January 1, 2018. These changes were made to align our structure with feedback received from shareholders and maintain market competitiveness and are described under “What’s New: 2018 Director Compensation Structure” on page 26.

Director DSU Plan

Prior to December 31, 2017, directors received an initial DSU grant upon joining the Board. As part of their annual compensation, directors also received a fixed number of DSUs. In lieu of cash, directors could also elect to receive all or a portion of their annual retainer as DSUs. Directors are credited with dividend equivalent DSUs whenever a dividend is paid on our Common Shares.

Although DSUs vest immediately, they cannot be redeemed until retirement from the Board. DSUs must be redeemed prior to December 15 of the year following retirement. Redeemed DSUs are paid in cash, less applicable withholding taxes, and value is determined by multiplying the number of DSUs by the then current market value of a Common Share. For this purpose, market value is defined as the closing price of the Common Shares on the day immediately prior to redemption. Directors may redeem DSUs all at once or in stages, provided they do so before the redemption deadline.

Information on the total number and market value of DSUs and the total market value of Common Shares and DSUs held by our directors is found in “Director Nominee Profiles” beginning on page 12.

Director Share Ownership Guidelines

To maintain alignment with shareholder interests, independent directors must maintain an ownership stake in the Company. Our director share ownership guidelines in effect through May 1, 2018 require each director, other than the CEO, to purchase Common Shares or hold DSUs totaling in number at least three times his or her annual DSU grant within three years of joining the Board. Common Shares held directly or beneficially through a nominee and DSUs count towards the guidelines and compliance with the guidelines is evaluated on an annual basis. As of March 1, 2018, each of our directors meets the ownership requirements set out in the current guidelines. Effective May 2, 2018, the Company’s director share ownership guidelines will be revised, as further described under “– What’s New: 2018 Director Compensation Structure” starting on page 26.

Director Compensation Table

Annual compensation of our directors for the year ended December 31, 2017 is summarized in the following table.

Name	Fees Earned(1)(4) ($)	Share Based Awards(2) ($)	All Other Compensation(3)(4) ($)	Total(4) ($)
Peter A. Dea(5)	53,970	123,095	401	177,466
Fred J. Fowler	46,260	123,095	401	169,756
Howard J. Mayson	53,970	123,095	401	177,466
Lee A. McIntire(5)	46,260	123,095	401	169,756
Margaret A. McKenzie	46,260	123,095	401	169,756
Suzanne P. Nimocks(5)	57,825	123,095	401	181,321
Jane L. Peverett(6)	19,485	123,095	167	142,747
Brian G. Shaw(5)	46,260	123,095	401	169,756
Douglas J. Suttles(7)	–	–	–	–
Bruce G. Waterman(5)	57,825	123,095	401	181,321
Clayton H. Woitas(5)	96,375	226,093	401	322,869

Notes:

(1)	Fees earned include annual Board and Committee retainers.
(2)

Value of annual DSU grants for Chairman of the Board in 2017 was C$283,680 and to other independent directors C$154,448 (18,000 DSUs to Chairman of the Board and 9,800 DSUs for remaining independent directors). Amounts calculated based on closing price of Common Shares on the TSX on December 30, 2016 of C$15.76, representing annual DSU grant date, and converted to U.S. dollars using a December 31, 2017 exchange rate of C$1.00 = US$0.797.

(3)	Represents cost of Company-provided life insurance coverage.
(4)

Amounts originally paid in Canadian dollars converted to U.S. dollars using exchange rate of C$1.00 = US$0.771, the average exchange rate for 2017, based on the daily buying rate published by the Bank of Canada.

(5)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(6)	Ms. Peverett retired from the Board effective May 2, 2017.
(7)

Mr. Suttles receives no compensation in his capacity as a director. See “Incentive Plan Awards – Grants of Plan-Based Awards for 2017” on page 54 for Mr. Suttles’ grants of long-term incentive (“LTI”) awards as CEO.

Trading and Hedging Restrictions

Directors are subject to Encana’s governance policies and practices, including our Securities Trading and Insider Reporting Policy. The Policy prohibits directors from directly or indirectly engaging in certain transactions involving Encana securities, including DSUs granted under the Director DSU Plan. See “Board and Committee Governance – Securities Trading and Insider Reporting Policy”.

What’s New: 2018 Director Compensation Structure

For 2018, the Board approved a new director compensation structure, intended to enhance shareholder alignment and reflect current market practices. Under the new structure, directors will receive annual director compensation of $225,000 ($400,000 for the Board Chairman), comprised of (i) 75 percent Director RSUs under a new Director Restricted Share Unit Plan (“Director RSU Plan”); and (ii) 25 percent either cash or DSUs under the Director DSU Plan, at the director’s election.

Director RSUs will be settled the earlier of three years from the grant date or retirement from the Board, and generally mirror the provisions of our existing employee RSU Plan. Director RSU grants are currently settled in cash, subject to Encana’s discretion to settle in Common Shares following appropriate shareholder and regulatory approvals. DSUs, if elected, are granted quarterly as units, and redeemable only upon retirement from the Board. Cash, if elected, is payable on a quarterly basis. Committee Chairs also receive a retainer of $10,000 (CREHS and Reserves Committees), $15,000 (HRC Committee) or $20,000 (Audit Committee), and are subject to the same 75/25 percent distribution. Mr. Woitas, our Board Chairman does not receive any additional fees in his capacity as NCG Committee Chair.

Name	2018 Director RSU Grants[3]
Peter A. Dea	16,215
Fred J. Fowler	15,525
Howard J. Mayson	16,215
Lee A. McIntire	15,525
Margaret A. McKenzie	15,525
Suzanne P. Nimocks	16,560
Brian G. Shaw	15,525
Bruce G. Waterman	16,905
Clayton H. Woitas	27,599

Revised Director Share Ownership Guidelines

In response to shareholder feedback, the Board also approved an increase to current director share ownership guidelines. This increase, effective May 2, 2018, will require each independent director to purchase Common Shares or hold DSUs or Director RSUs received pursuant to the Director DSU Plan or Director RSU Plan, respectively, with an aggregate value of at least three times his or her annual director compensation (excluding Committee Chair retainer) by the later of: (i) December 31, 2018; or (ii) the fifth anniversary of the director joining the Board. In the event of non-compliance solely due to share price decline, directors will have one year to restore compliance. The revised director share ownership guidelines reflect requirements that are in the upper quartile for share ownership requirements among our Compensation Peer Group (on an absolute dollar value basis).

Director Independence and Related Person Transactions

Under our Corporate Governance Guidelines, and consistent with applicable securities laws and stock exchange rules, the Board must consist of a majority of independent directors. To determine whether a director is “independent”, the Board observes criteria prescribed by applicable securities laws and stock exchange rules, and relevant facts and circumstances, including:

•	the director must not have a disqualifying relationship as specified by applicable securities laws and stock exchange rules; and

•

the Board must affirmatively determine the director otherwise has no material relationship with the Company directly, or as an officer, shareholder or partner of an organization that has a relationship with the Company.

When determining director independence, the Board does not consider transactions:

•	with entities for which a director or immediate family member served only as a director or trustee;
•	of less than $120,000; and
•	with entities in which director’s or an immediate family member’s only interest is less than a 10 percent ownership interest.

Information regarding Encana’s definition of director independence is available at http://www.encana.com/about/board-governance/documents-filings.html.

The Board, through the NCG Committee, annually reviews all relevant business relationships that any director nominee and any person who served as a director during 2017 may have with the Company. Following its annual review, the Board determined none of the Nominees has a material relationship with the Company and, as a result, all Nominees, excluding the CEO, Mr. Suttles, are independent.

[3]	Director RSUs granted based on the five-day VWAP (as defined below) of US$10.87 on the NYSE immediately prior to February 26, 2018 grant date.

All directors who serve as members of each of Audit, HRC and NCG Committees are independent in accordance with applicable securities laws and stock exchange rules. SEC regulations and New York Stock Exchange (“NYSE”) rules for listed companies require the Audit, HRC and NCG Committees meet additional independence criteria, all of which were satisfied during the 2017 fiscal year.

Related Person Transaction Policy and Process

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as it relates to directors or shareholders who have an ownership interest in the Company of more than five percent, the amount involved exceeds $120,000, and in which any “Related Person” (as defined below) had, has or will have a direct or indirect material interest.

A “Related Person” means (i) a director, nominee director or executive officer of the Company, (ii) an immediate family member of a director, nominee director or executive officer or (iii) a beneficial holder of greater than five percent of the Common Shares or an immediate family member of such holder.

In general, the Company will enter into or ratify Related Person Transactions only when the Board, acting through the NCG Committee, determines that the Related Person Transaction is reasonable and fair to the Company. When considering whether a Related Person Transaction is reasonable and fair to the Company, among other things, the NCG Committee considers the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer. In addition, any Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the outstanding Common Shares must be submitted to the Audit Committee for approval. If a Related Person Transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

To identify potential Related Person Transactions, directors and officers must complete annual questionnaires and annually verify information about (i) where the director is an employee, director or executive officer, (ii) each entity where an immediate family member of a director is an executive officer, (iii) each firm, corporation or other entity in which the director or an immediate family member is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest and (iv) each charitable or non-profit organization where the director or an immediate family member is an employee, executive officer, director or trustee.

Any Related Person Transaction would be reviewed on an ongoing basis by the Audit Committee to identify and prevent any conflict of interest.

Security Ownership of Certain Beneficial Owners and Management

Ownership of Equity Securities of the Company

The following table provides information regarding beneficial ownership of Common Shares by each director, each individual named in the Summary Compensation Table on page 53, and the directors and executive officers as a group, all as of March 1, 2018. Unless otherwise noted, voting power and investment power in Common Shares are exercisable solely by the named person and no Common Shares were pledged as security by such person.

Name	Aggregate Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares(4)
Sherri Brillon	117,149	*
Peter A. Dea	135	*
Fred J. Fowler	15,000	*
David Hill	32,463	*
Howard J. Mayson	25,317	*
Mike McAllister	23,434	*
Lee A. McIntire	17,100	*
Margaret A. McKenzie	22,000	*
Suzanne P. Nimocks	10,648	*
Brian G. Shaw	10,000	*
Douglas J. Suttles	105,994	*
Bruce G. Waterman	125,000	*
Clayton H. Woitas	289,390	*
Renee Zemljak	21,607	*
All Directors and executive officers as a group(5)	859,048	*

*	Less than 1 percent of issued and outstanding Common Shares.

Principal Shareholders

The table below provides information about the number of Common Shares held by persons known by the Company to be the beneficial owners of more than five percent of issued and outstanding Common Shares.

Name and Address		Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Shares
1	Viking Global Investors LP 55 Railroad Avenue, Greenwich, Connecticut 06830	93,384,875	9.6%
2	BlackRock, Inc. 55 East 52nd St., New York, NY 10055	77,204,064	7.9%
3	Causeway Capital Management LLC 11111 Santa Monica Blvd, 15 Floor, Los Angeles, CA 90025	64,042,161	6.58%
4	Davis Selected Advisers, L.P. 2949 East Elvira Road, Suite 101, Tucson, AZ 85756	61,421,348	6.3%

(1)	Information based upon a Schedule 13G/A filing on February 14, 2018, available at www.sec.gov.
(2)	Information based upon a Schedule 13G/A filing on January 30, 2018, available at www.sec.gov.
(3)	Information based upon a Schedule 13G/A filing on February 14, 2018, available at www.sec.gov.
(4)	Information based upon a Schedule 13G/A filing on February 13, 2018, available at www.sec.gov.

[4]

Share units credited under the Director DSU Plan are not included as outstanding Common Shares in calculating these percentages. Unvested performance share units (“PSU”) and RSUs that may be settled in Common Shares upon vesting are also not included.

[5]	Included are Common Shares beneficially owned by executive officers Joanne Alexander (28,531) and Mike Williams (15,280).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership of the Common Shares with the SEC. SEC regulations require executive officers, directors and greater than 10 percent shareholders to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a matter of practice, the Company’s administrative staff assists the Company’s executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC. Other than as described below, during the fiscal year ended December 31, 2017, the Company believes that all Section 16(a) filing requirements were timely met during 2017.

Form 5s with respect to fiscal year 2017 settlements of RSUs pursuant to the RSU plan and PSUs pursuant to the Company’s PSU plan were filed on February 14, 2018 on behalf of Mmes. Brillon and Zemljak and Messrs. Suttles, McAllister, Hill and Williams and Form 5s with respect to fiscal year 2017 grants of DSUs pursuant to the Director DSU Plan were filed on February 14, 2018 on behalf of Ms. Nimocks and Messrs. Dea, McIntire, Shaw, Waterman and Woitas.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is no, and has not been since January 1, 2017, any, indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, the Company or its subsidiaries to any of the Company’s directors (including the Nominees) or executive officers or any of their associates.

Audit Matters

Report of the Audit Committee

The Audit Committee operates under an Audit Committee Mandate adopted by the Board that outlines its responsibilities and practices, available at www.encana.com/pdf/about/board-governance/mandate-audit.pdf. The Audit Committee reviews and assesses the adequacy of its mandate on an annual basis and, when appropriate, recommends to the Board, for approval, changes that reflect the Audit Committee’s evolving role. In 2017, the Audit Committee was composed of four directors, each of whom is independent as defined by applicable securities laws and stock exchange rules and that at least one member is an “audit committee financial expert”.

Responsibilities

Management is responsible for preparing the Company’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of the Company’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the Company’s current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PricewaterhouseCoopers LLP were the Company’s independent auditors for the year ended December 31, 2017 and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed in such capacity at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence, and has discussed with the independent auditors their independence from the Company’s management and the Company as well as whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

2017 Audited Consolidated Financial Statements

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and the independent auditors’ audit of the Company’s internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The Audit Committee
Bruce G. Waterman, Chairman
Margaret A. McKenzie
Suzanne P. Nimocks
Brian G. Shaw

Item 2. Appoint PricewaterhouseCoopers LLP as Independent Auditors

The Audit Committee has authority and responsibility to review and evaluate the Company’s independent auditors and to recommend to the Board whether to propose the reappointment of such auditors at the Meeting, or regarding the discharge of such auditors, if necessary, and to recommend alternate independent auditors. Subject to applicable law and the rights of shareholders, the Audit Committee is also responsible for compensation, retention and general oversight of the work of the independent auditors.

Shareholders are being asked to appoint PwC, a registered public accounting firm, to serve as the Company’s independent auditors until the close of the next annual meeting of shareholders. PwC (including its predecessors) has served as the Company’s independent auditors for over 10 years.

Annual Evaluation and Selection of Independent Auditors

The Audit Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and recommends to the Board whether to propose the reappointment of the current independent auditors at the Meeting or to consider other audit firms. Factors considered by the Audit Committee in deciding whether to recommend to the Board retaining PwC include:

•	PwC’s global capabilities;
•	PwC’s technical expertise and knowledge of the Company’s global operations and industry;
•	Quality and candour of PwC’s communications with the Audit Committee and management;
•	PwC’s independence;
•

Quality and efficiency of services provided by PwC, including input from management on PwC’s performance and how effectively PwC demonstrated its independent judgment, objectivity and professional skepticism;

•	External data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; and
•	Appropriateness of PwC’s fees, PwC’s tenure as independent auditor, including benefits of a longer tenure, and controls and processes in place to help ensure PwC’s continued independence.

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and other services rendered by PwC during fiscal years 2017 and 2016.

(C$ thousands)	2017	2016
Audit Fees(1)	2,897	2,820

Audit-Related Fees(2)	205	262

Tax Fees(3)	264	360

All Other Fees(4)	5	5
Total	3,371	3,447

Notes:

(1)

Audit fees consist of fees for the audit of the Company’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as Audit Fees. During fiscal 2017 and 2016, the services provided in this category included reviews in connection with acquisitions and divestitures, research of accounting and audit-related issues and the review of reserves disclosures.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2017 and 2016, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns.

(4)

During fiscal 2017 and 2016, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. The Audit Committee has taken into consideration whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Company did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2017 or 2016.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors prior to the receipt of such services. The Company has adopted policies and procedures with respect to the pre-approval of audit and permitted non-audit services to be provided by PwC. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the Audit Committee believes to be typical, recurring or otherwise likely to be provided by PwC. The budget generally covers the period between the adoption of the budget and the next meeting of the Audit Committee, but at the option of the Audit Committee it may cover a longer or shorter period. The list of services is sufficiently detailed as to the particular services to be provided to ensure that: (i) the Audit Committee knows what services it is being asked to pre-approve; and (ii) it is not necessary for any member of management to make a judgment as to whether a proposed service fits within the pre-approved services.

Subject to the next paragraph, the Audit Committee has delegated authority to the Chair of the Audit Committee (or if the Chair is unavailable, any other member of the Committee) to pre-approve provision of permitted services by PwC which have not otherwise been pre-approved by the Audit Committee, including the fees and terms of the proposed services (“Delegated Authority”). All pre-approvals granted pursuant to Delegated Authority must be presented by the member(s) who granted the pre-approvals to the full Audit Committee at its next meeting. The fees payable in connection with any particular service to be provided by PwC that has been pre-approved pursuant to Delegated Authority: (i) may not exceed C$200,000, in the case of pre-approvals granted by the Chair of the Audit Committee; and (ii) may not exceed C$50,000, in the case of pre-approvals granted by any other member of the Audit Committee.

All proposed services, or the fees payable in connection with such services, that have not already been pre-approved must be pre-approved by either the Audit Committee or pursuant to Delegated Authority. Prohibited services may not be pre-approved by the Audit Committee or pursuant to Delegated Authority.

Other Information

One or more representatives of PwC will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Approval

The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting.

The Board of Directors Recommends You Vote “FOR” for the Appointment of PricewaterhouseCoopers LLP as

Independent Auditors of the Company until the Close of the Next Annual Meeting of Shareholders.

Item 3. Advisory Vote to Approve Compensation of Named Executive Officers

Encana is committed to providing our shareholders with clear, comprehensive and transparent executive compensation disclosure. For information on Encana’s approach to executive compensation, see “Compensation Discussion and Analysis”.

As required by Section 14A of the Exchange Act and related SEC rules, Encana is providing shareholders with an opportunity to vote to approve, on a non-binding advisory basis, compensation of our NEOs as disclosed in this Proxy Statement, commonly known as “Say-on-Pay”.

As a result of the advisory vote on frequency of Say-on-Pay votes at our 2017 annual meeting of shareholders, Encana has determined that it will hold, on a non-binding advisory basis, an annual Say-on-Pay vote. The Corporation’s decision regarding the frequency of future Say-on-Pay votes will remain in effect until the next required vote on such frequency.

The Board recognizes a thoughtful executive compensation framework is critical both to managing risk and appropriately incentivizing executive leadership, both in terms of performance and behaviours. The HRC Committee has worked diligently to develop an executive compensation program that attracts and retains top talent, while motivating and rewarding performance that drives sustainable, long-term value for our shareholders. In this regard, the Board believes Encana’s approach to executive compensation is balanced and effectively aligns the performance of our executive officers with the long-term interests of our shareholders.

As this is an advisory vote, the results will not be binding upon the Board. However, when considering the Company’s approach to compensation for the NEOs, the Board will take results of this vote into account, together with other shareholder feedback and best practices in compensation governance. During 2017, the Company engaged with shareholders to solicit their feedback on its approach to compensation. This feedback and the corresponding actions undertaken by the Board in response are discussed at “Compensation Discussion and Analysis – 1. Demonstrating our Responsiveness to Shareholders” on page 34.

The Board recommends that shareholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers of the Company as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure”.

Vote Required for Approval

To be approved, the advisory resolution on the compensation of the NEOs requires an affirmative majority of the votes duly cast at the Meeting.

The Board Recommends You Vote “FOR” the Approval of the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement.

Compensation Discussion and Analysis

Executive Summary

Encana’s compensation program is designed to:

•	reward value creating performance, both in the short and long term. We refer to this as “pay-for-performance”; and
•	deliver competitive compensation.

We ensure our compensation is competitive by closely monitoring our program design and compensation levels against a carefully selected group of industry peers with whom we compete with for talent and investment.

Short-term pay-for-performance is awarded through our annual bonus plan. This connects rewards directly to the achievement of annual company and individual goals that deliver superior in-year performance relative to prevailing market conditions and our peers.

Long-term pay-for-performance is awarded through our LTI plans. These are aligned with our strategy and five-year plan and reward share performance relative to our peers and performance against key, multi-year objectives, both of which we believe create long-term value for our shareholders.

2017 marked another successful year of strong performance and value creation. In addition to delivering industry-leading safety results, we met or exceeded all our performance goals, continued to drive further efficiencies and expanded our non-GAAP Cash Flow Margin (as defined in Schedule C) by 81 percent from 2016. Our performance through 2017 was in the upper quartile of our Compensation Peer Group.

Strongly supported by our focus on innovation and execution efficiency, our core assets significantly exceeded their production growth targets and we increased our liquids production by 40 percent from the fourth quarter of 2017 to the fourth quarter of 2018. Consistent with our strategy, by year-end 2017, our total production was broadly balanced between high value liquids and natural gas.

Since the launch of our strategy in 2013, we have established a powerful track record of efficiency, discipline and meeting or beating our targets. Our consistent performance has delivered a total shareholder return that exceeds the median of our Compensation Peer Group over that period. We entered 2018 positioned to deliver significant value growth while funding our capital program from corporate cash flows.

We believe that realized compensation, as well as our other compensation decisions in 2017 reflect these strong results, while remaining sensitive to the overall market environment we encountered through the year.

We have consistently heard from our shareholders that our compensation program is effectively designed, so major changes were not required. However, effective from 2018, we have introduced double trigger vesting change in control provisions into our LTI grants to ensure we have properly aligned the interests of plan participants to those of our shareholders.

This approach was consistent with input from some of our shareholders during the pro-active shareholder outreach we undertook in 2017. Additionally, we have taken steps to address other suggestions made during our outreach, which are summarized in the first section of the Compensation Discussion and Analysis.

We continue to clearly demonstrate how our:

•	focus on driving quality shareholder returns and our performance has consistently exceeded the ambitious targets we set;
•	compensation philosophy drives value creation for our shareholders;
•	compensation program aligns pay-for-performance;
•	2017 compensation decisions reflect challenging industry environment and strong company performance; and
•	rigorous program for administering compensation helps us meet the highest level of governance standards.

We also present the required tabular compensation disclosures of the 2017 compensation of our CEO and other NEOs, beginning on page 53.

In this Compensation Discussion and Analysis, non-GAAP quantitative metrics are indicated by “ ”. See Schedule C for a description of how the non-GAAP quantitative metrics are derived from the corresponding GAAP measures.

1. DEMONSTRATING OUR RESPONSIVENESS TO SHAREHOLDERS

In 2017, 62 percent of our shareholders voted for our say-on-pay proposal. While this was a clear majority, it was below our expectations. As a result, the Chairman of the Board, the HRC Committee Chair and management engaged with shareholders to seek their feedback.

Since our 2017 say-on-pay vote, we reached out to our largest shareholders, representing approximately 45 percent of total share ownership, to solicit their views on our compensation programs, and engaged directly with shareholders representing approximately 27 percent of total share ownership. Our Board Chairman and/or HRC Committee Chair, as well as representatives of management and our investor relations team, participated in meetings with shareholders. Further, as part of our Investor Day in October 2017, attended by many of our top shareholders, we highlighted and addressed questions relating to executive compensation.

We received a lot of positive comments from shareholders – about the executive team, the Company’s strategy and performance, as well as the overall design of our compensation program. We also received constructive criticism on some of our pay practices, plan features and compensation disclosure. The table below shows a summary of the issues our shareholders asked us to consider in our future compensation decisions.

All the feedback received from shareholders has been shared with the full Board, and has been carefully considered as part of our compensation program design and decision-making.

What We Heard	How We Responded	Where to Learn More
• Higher levels of share ownership among our Board and executives

✓ We increased the share ownership requirement for directors from three times the annual DSU grant to three times newly approved annual director compensation (excluding Committee Chair retainer). Our new director share ownership requirements are among the top quartile of our Compensation Peer Group.

✓ In addition to our stock option LTI awards, which may be settled in Common Shares, we intend to amend our other LTI plans to provide for settlement in Common Shares (subject to receiving the requisite shareholder and regulatory approvals) for LTI awards vesting subsequent to May 2019.

✓ We reviewed our executive share ownership guidelines and we believe these guidelines are consistent with the share ownership requirements of our Compensation Peer Group.

page 27
• No single trigger vesting for LTI awards in the event of a change in control (“CIC”)	✓ We introduced double trigger vesting in the event of a CIC for LTI grants commencing February 2018.	page 49
• More emphasis on quantitative measures in our annual bonus plan

✓ We made 100 percent of the goals in our Company Scorecard for the 2017 annual bonus plan quantitative. Should the Board believe that a qualitative goal is required in the future, fulsome explanation of the rationale and the measurement of such goals will be disclosed.

page 44
• Improved transparency around the Board’s use of discretion within the annual bonus plan	✓ We improved disclosures to describe the role of discretion and how it was used in the 2017 bonus decisions.	page 42
• More detail about how CEO and other NEO individual annual bonus scores were reached

✓ We included more detailed descriptions of the individual goals that the CEO and other NEOs were measured against in the 2017 annual bonus plan. We also provided additional details about their achievement of those goals.

page 45
• Improved disclosure about how the strategic milestones in our PSU awards operate and why we included them	✓ This year, we disclosed the rationale for including the strategic milestones within our 2017 PSU awards and the way in which payouts will be calculated.	page 43
• Displeasure with above target PSU payments when shareholder return has been negative

✓ We considered these comments in light of our total LTI plan design. Unlike many of our peers, our LTI program includes stock options, which provide no value to participants in the event of negative returns. In combination with our PSUs, we believe potential reward under our LTI program is effectively limited when total shareholder return (“TSR”) is negative.

page 43
• Improved clarity and transparency of our compensation disclosure	✓ We have revamped this Compensation, Discussion and Analysis to provide more clarity and transparency to shareholders on the design and application of our compensation programs.	page 33
• Magnitude of CEO LTI awards granted in 2016 and disclosed in 2017 Proxy Statement	✓ The grant date value of LTI awards decreased year-over-year by 11 percent for 2017 LTI awards.	page 47

2. OUR STRATEGIC REPOSITIONING HAS FOCUSED ON ACHIEVING QUALITY RETURNS FOR SHAREHOLDERS

Delivered on Strategic Repositioning Ahead of Schedule

The following chart shows the Company’s progress towards achieving our strategic goals. Since the launch of our strategy in 2013, we have consistently outperformed our objectives, allowing us to set more challenging targets, and continue our focus on delivering quality returns to shareholders.

2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Launch of Strategy World class portfolio Disciplined allocation Industry leading efficiency Drive operational excellence Ensure the most efficient development and operation Status: ACHIEVED in 2016 2016: 5-Year-Plan Grow cash flow over 300% over the life of the plan Double corporate margins Increase total production by 60% Balance the production mix of oil and liquids, and natural gas Manage the balance sheet in a disciplined manner Have a self-funding capital program after 2017 Status: AHEAD OF SCHEDULE 2017: Updated 5-Year-Plan Generate FCF of $1.5B 25% CAGR in cash flow Industry leading returns Capital efficiency of $9,000 per flowing BOE Disciplined capital allocation Strong balance sheet Continued innovation Continued focus of EHS Status: IN PROGRESS

2017 Performance Exceeds the Ambitious Goals Established within our Revised Strategic Plan

The following illustrates our 2017 performance against both our five-year plan and our 2017 key priorities, as well as how we drove this performance through the measures in our short-term and long-term incentive plans.

Updated 5-Year Plan (2017-2022)	2017 Key Priorities

Metrics Generate FCF of $1.5B 25% CAGR in cash flow Industry leading returns Capital efficiency of $9,000 per flowing BOE Disciplined capital allocation Strong balance sheet Continued innovation Continued focus of EHS How We Did 55% increase in cash flow Decreased leverage from 4.1x to 2.2x One of four companies in our 28 company peer group with positive TSR in 2017 $850M in asset sales as part of continued portfolio rationalization How We Drove Performance Relevant 2017 AIP / PSU Goals Total capital, capital efficiency, net debt, and safety modifier Margin growth, balance sheet strength, and portfolio Relevant 2018 AIP / PSU Goals Growth within cash flow and corp. margin CF per share growth and net debt / adj. EBITDA Metrics Safest year in company history Achieve profitable production growth Grow core asset production greater than 20% Sustain and enhance the efficiencies created in 2015 and 2016 How We Did Industry leading personal safety performance Average IP180 increased by almost 30% Production from core assets grew by over 30% Capital efficiency increased 10% Op. expenses $100M below plan Executed a 50% larger capital program with 10% fewer people How We Drove Performance Relevant 2017 AIP Goals Safety modifier, total production, Q4 production from core assets, capital efficiency and operating margins Relevant 2017 PSU Goals Margin growth and portfolio

3. A COMPENSATION PHILOSOPHY TO DRIVE VALUE CREATION FOR OUR SHAREHOLDERS

Our Compensation Philosophy holds at its core the delivery of value to shareholders. It has been developed to attract, retain and reward the talent required to deliver shareholder value. The philosophy contains four key principles:

Key Principle	How the principle has been applied at the Company

Alignment with shareholders

✓ Annual pay largely consists of at-risk, performance-based LTI awards that are aligned with the absolute and relative performance of our share price.

✓ CEO and other NEO realized pay in-line with value realized by shareholders over the same period.

Pay-for-performance

✓ 90 percent of the total direct compensation for our CEO and over 80 percent of other NEOs’ compensation is tied to the Company’s financial, operational and/or TSR results.

✓ Annual bonus determined by execution of key operational, financial and strategic measures approved by the Board, contained in our annual Company Scorecard.

✓ The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our PSU program that align with the delivery of our strategy and five-year plan.

Paying competitively

✓ Compensation design built around median compensation for target performance measured against our Compensation Peer Group.

✓ Executive pay aligned to relevant executive role and competitive geographic market (U.S. and Canada).

Sound risk management

✓ We conduct annual risk assessments of our executive compensation programs.

✓ We maintain an independent HRC Committee; the HRC Committee retains an independent compensation advisor.

✓ We incorporate a variety of governance best practices and avoid governance pitfalls (outlined below).

Alignment with Shareholders through Realized Compensation

Over the past five years since the launch of our new strategy, we have outperformed the median of our Compensation Peer Group on a relative TSR basis. However, over this same time-period, our absolute TSR has been negative seven percent, largely due to the significant decline in commodity prices over that period. Our pay programs have recognized these overall market conditions, as demonstrated by the CEO’s realized compensation over this period. Over the past five years, the CEO’s realized compensation is 65 percent below his target compensation, in part as a result of a one-time sign-on performance stock option grant in 2013 that was forfeited and cancelled in 2017 as a result of a share price performance criteria not being achieved.

The following graph shows CEO target compensation (consisting of base salary, target annual bonus and target LTI award grant date value) and realized compensation (consisting of base salary, actual annual bonus and value of LTI awards at vesting) for the period June 10, 2013 (when Mr. Suttles became CEO) to December 31, 2017, and compares our TSR performance to that of the median of our Compensation Peer Group over this same period.

CEO Target and Actual Pay vs. Indexed TSR

Pay-for-Performance

The majority of our executive compensation is in the form of variable pay. The following charts show that 90 percent of CEO compensation and 82 percent of all other NEO average compensation is performance-based:

CEO Pay Mix	All Other NEOs (Average) Pay Mix

Paying Competitively

To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of comparable roles within our Compensation Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts. Actual compensation varies above or below the target based on company and individual performance, and absolute and relative changes in our share price over time.

Sound Risk Management

The following table outlines executive compensation governance best practices we incorporate and the governance pitfalls that we avoid:

What We Do:

☑	Maintain an independent HRC Committee with the necessary skills, knowledge and experience and formalized decision-making process.

☑	HRC Committee retains an independent compensation advisor that provides no services on behalf of management.

☑	Independent directors assess Company performance relative to pre-approved key operational, financial and strategic performance objectives for purposes of determining annual bonus awards.

☑	Grant LTIs with payouts directly driven by either share price performance, or share performance relative to a group of industry peers and against key multi-year objectives.

☑	Impose maximum payouts (or “caps”) to executive annual bonus awards and PSU payouts.

☑

Maintain “double trigger” vesting provisions for cash severance payable to our executives and CEO upon a change-in-control (“CIC”), requiring both a CIC and termination of employment in order for payout to occur.

☑	Introduced “double trigger” vesting provisions for all LTI grants commencing February 2018.

☑	Impose executive compensation clawback and no hedging/short-selling policies, as well as share ownership guidelines.

☑	Strong governance oversight to encourage the right behaviours, and discourage imprudent risks that could have a material adverse impact on Encana.

What We Don’t Do:

☒	No executive employment contracts with multi-year guaranteed pay increases, bonus awards or LTI grants.

☒	No CIC or termination payments greater than two-times cash pay multiple for our executives, including our CEO.

☒	No re-pricing, option exchanges or cancellations of LTI grants.

☒	No gross-up of executive compensation, including perquisites or incentive awards, to account for taxes.

☒	No excessive contracts, severance packages or guaranteed compensation for our executives, including our CEO.

Other Considerations

Among other considerations described herein, in designing our compensation program, the HRC Committee also takes into account tax and accounting treatments associated with various forms of compensation, including the tax deductibility of executive compensation. However, the HRC Committee believes that tax deductibility is only one of several relevant considerations in setting compensation and limitations on deductibility should not be permitted to compromise the ability of the HRC Committee to design and maintain executive compensation arrangements that it believes will attract and retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not tax deductible.

4. A COMPENSATION PROGRAM DESIGNED TO ALIGN PAY AND PERFORMANCE

To underpin and drive the achievement of our strategic goals, we have developed a competitive, performance-based compensation program, outlined in the following table:

Element	Form of Award	Period	Performance-Based, Retentive or Fixed
Base Salary	Cash	One year	• Fixed
Annual Bonus	Cash, with an election to defer 25% or 50% into Deferred Share Units	One year	• Performance-based • Award based 75 percent on Company Scorecard results; 25 percent on individual performance results • Company Scorecard measures performance relative to Board-approved metrics
Long-Term Incentives	RSUs	Three years (cliff vested)

•  Retention-focused

•  Realized value based on our share-price performance

•  Currently settled in cash, with intent to provide for settlement in Common Shares for RSUs vesting subsequent to May 2019, following appropriate shareholder and regulatory approvals

	Stock Options/Stock Appreciation Rights (“SARs”)	Three-year vesting period (30%, 30%, 40%) Expires after seven years

•  Performance-based

•  Realized value based on appreciation in share price relative to original grant price

•  Stock options may be exercised for Common Shares or surrendered for cash

•  SARs currently exercised for cash, with intent to provide for settlement in Common Shares for SARs vesting subsequent to May 2019, following appropriate shareholder and regulatory approvals

	PSUs	Three years (cliff vested)

•  Performance-Based

•  Realized value determined by our TSR performance relative to our PSU Performance Peer Group (described in page 51), as well as achievement of key strategic milestones

•  Currently settled in cash, with intent to provide for settlement in Common Shares for PSUs vesting subsequent to May 2019, following appropriate shareholder and regulatory approvals

Base Salary

Base salary is determined by multiple factors:

•	scope of responsibilities;
•	experience;
•	performance;
•	competitive data from our Compensation Peer Group; and
•	internal equity considerations.

Annual Bonus

All employees participate in our annual bonus program, which provides opportunity to earn a cash award based on a combination of performance against Company metrics and against individual objectives established for the year.

An important principle of the annual bonus is to ensure all employees are aligned around the same key Company performance metrics. To achieve this, we create a Company Scorecard, which is then used to communicate the metrics and to track our performance against them throughout the year, resulting in an overall annual Company Score.

Each year the HRC Committee establishes rigorous targets that balance the desire for stretch performance with the need to motivate our employees and executives.

Within the Company Scorecard, the Board has two modifying mechanisms to assist in determining the appropriate final Company Score:

•	Safety Modifier (-20% to +20%)

Safety is a foundational value of Encana. This modifier serves to both reinforce our commitment to achieving our Company metrics safely, and to enable the Board to adjust our overall score to reflect the strength or weakness of our performance in this area. In 2017, the Safety Modifier was increased from +10% to +20% to align the Board’s ability to adjust our score upwards and downwards.

•	Board Discretion Modifier (-25% to +25%)

This modifier enables the Board to adjust payments upwards or downwards, based on unforeseen or unusual circumstances that may arise during the year.

The Board has made both upward and downward modifications to the Company Score in previous years.

The split of annual bonus between Company performance and individual performance varies by job level. For the CEO and other NEOs, this split is 75 percent based on the Company Scorecard and 25 percent based on individual performance.

The annual bonus target is expressed as a percentage of base salary, and has a range from zero to a maximum of two times bonus target.

Company Scorecard Metrics Focused on Returns

The following quantitative metrics were selected in 2017 as our Company Scorecard, both to align with the components of our strategic plan, and as building blocks of delivering strong financial returns to shareholders.

2017 Metrics	Rationale for Metric and Role in Delivering Shareholder Returns
Operating Performance 1) Total Production 2) Total Capital 3) Capital Efficiency 4) Q4 Production – Core Assets

Consistent with the first year of our revised five-year plan, operational goals used in the 2017 annual bonus plan were chosen to ensure we returned to profitable growth in 2017, and that we did so by deploying capital as efficiently as possible. Additionally, we wanted to ensure a focus on our core assets, where we achieve the highest returns.

Financial Performance 5) Net Debt 6) Total Costs 7) Operating Margin

Since the re-launch of our strategy in 2013, we have been focused on achieving profitable growth and a sustainable return for our shareholders in all stages of the commodity cycle, by focusing on:

•  Active management of our debt, which reinforces our commitment to a strong balance sheet.

•  Ongoing management of total costs, which is a key driver of efficiency, and ensures all employees can contribute to profitability of the company.

•  Operating Margin, a key building block of the return ultimately seen by our shareholders.

Robust Target Ranges

To ensure appropriate rigour, metrics for the 2017 bonus plan were originally reviewed in November 2016. After that review, target ranges were established for each of the metrics based on the proposed budget for the upcoming year. The ranges were run through a rigourous scenario analysis to ensure that Company Scorecard outcomes would be aligned with business outcomes. The metrics, along with their corresponding target ranges, were then reviewed again, and approved at the December 2016 HRC Committee Meeting.

Based on the scenario analysis, the HRC Committee concluded a low case outcome would keep the Company on course for achievement of its five-year plan and demonstrate significant improvement compared to the prior year. A high case outcome would represent outstanding performance and would establish the Company as one of the recognized multi-basin leaders in North America in both growth and efficiency.

The HRC Committee monitored progress against the established targets throughout the year. Final annual bonus determinations were made at the HRC Committee’s February 2018 meeting.

LTI Awards

LTI awards are the largest portion of the target compensation of our executives. They are largely performance-based, designed to focus executive management on strategy, delivery and long-term value creation and highly correlated with the Company’s share price performance.

LTI awards are issued annually, following approval at the February HRC Committee meeting. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

There are three LTI vehicles currently used by the Company – RSUs, stock options/SARs, and PSUs. For further information on the LTI vehicles, see Schedule A, Long-Term Incentive Plans.

RSUs

The number of units underlying each RSU award is determined by dividing the target grant value by the volume-weighted average price of a Common Share on the TSX (for Canadian employees) or NYSE (for U.S. employees) for the five trading days (“the five-day VWAP”) immediately prior to the award date. RSU awards “cliff vest” after three years, generally subject to continued employment, and are then settled in cash. The cash settlement value is determined by multiplying the five-day VWAP immediately prior to the vesting date (or, if the five-day VWAP would be calculated using trading days within a blackout period, then the five-day VWAP immediately following such blackout period) by the total number of units underlying the award. Therefore, the realized value from RSUs exactly mirrors the shareholder experience over the same period.

Stock Options and SARs

Our Canada based employees receive stock option grants, whereas our U.S. based employees receive SARs.

Stock options and SARs have a strike price per Common Share equal to the five-day VWAP immediately prior to the award date, and the number of Common Shares subject to each award is determined by dividing the target grant value by a Black Scholes value. Stock option and SAR awards vest over three years, 30 percent on each of the first and second anniversaries of grant and 40 percent on the third anniversary of grant, generally subject to continued employment through the applicable date. As any value realized requires an increase in our share price relative to the strike price, we consider these grants to be performance-based, or “at-risk” compensation. Any value lost from the strike price results in a zero payment to the participant. Any value realized above the strike price also mirrors the experience of a shareholder over the same period.

PSUs

The target number of units underlying each PSU award is determined in the same manner as described above for RSU awards, and the cash settlement value of each PSU award is determined based on the five-day VWAP immediately following the date the HRC Committee determines if the performance metrics of the PSU have been met (or, if the five-day VWAP would be calculated using trading days within a blackout period, then the five-day VWAP immediately following such blackout period). PSU awards “cliff vest” after three years, generally subject to continued employment. However, the number of units settled, which can range from 0 to 200 percent, is determined solely by the performance against the metrics chosen. These metrics are tied to multi-year strategy delivery and relative TSR. The cash settlement value of PSU awards granted prior to 2015 were determined based on the 20-day average price of a Common Share on the TSX (for Canadian employees) or NYSE (for U.S. employees) prior to the end of the performance period.

Design of 2017 PSUs

In recommending the metrics for the 2017 PSU awards to the Board, the HRC Committee wanted to continue to ensure that our NEOs were incentivized to achieve a combination of total shareholder return relative to our peers (“Relative TSR”) and absolute performance of the Company against key components of our strategic plan (“Strategic Milestones”).

Therefore, for 2017 PSU grants, the following performance metrics were used:

2017 PSU Metrics	Weighting	Measurement
Relative TSR	50%	Three-year TSR relative to our PSU Performance Peer Group (see page 51)
Margin Growth	20%	Non-GAAP Cash Flow Margin expressed as barrel of oil equivalent (“BOE”)
Balance Sheet Strength	20%	Net Debt to Adjusted EBITDA
Portfolio	10%	Portfolio and drilling inventory improvements

We chose these metrics based on the following rationale:

2017 PSU Metrics	Rationale for Goal
Relative TSR

Investors expect outperformance versus peers

We measure the success of our Company not only against our own goals but also against performance relative to peers. Relative TSR allows us to measure our performance in relation to our peers.

Strategic Milestones:	Execution of our 5-year plan to achieve industry leading returns is underpinned by margin growth, balance sheet strength and having the right portfolio of assets

Margin Growth

We believe a key component of long-term value creation is a combination of rebalancing the product mix to be more liquids rich, investing in premium locations with the highest returns and achieving sustained cost reductions over multiple years.

Balance Sheet Strength

To deliver quality returns through the commodity cycle, we believe we need a balance sheet that provides us with flexibility to succeed through all stages of the commodity cycle. Improving our balance sheet capacity, optimizing our leverage and managing our long-term commitments effectively are key contributors to this goal.

Portfolio

Increasing inventory within our high-margin plays, optimizing our portfolio to minimize non-core assets, and managing our base assets to optimize cash flow, are key to achieving the return goals embedded within our plan.

5. 2017 COMPENSATION DECISIONS REFLECT CHALLENGING INDUSTRY CONDITIONS AND STRONG COMPANY PERFORMANCE

2017 Base Salary

Base salaries for the CEO and other NEO were reviewed in February 2017. Given the continued challenging market environment and market based data, the HRC Committee decided that base salaries would not be increased.

2017 Annual Bonus

Target Bonus Ranges for 2017

		Percentage of Base Salary (%)
		Target	Maximum
Doug Suttles	CEO	125	250
Sherri Brillon	EVP & Chief Financial Officer	75	150
Mike McAllister	EVP & Chief Operating Officer	90	180
David Hill	EVP, Exploration & Business Development	70	140
Renee Zemljak	EVP, Midstream, Marketing & Fundamentals	70	140

2017 Performance Results

The table below is our Company Scorecard, with our Board approved results against the Company’s 2017 bonus performance goals.

Metric	Weighting	Target	Actual	Score
Operating Performance

1) Total Production (MBOE/d)	20%	300	310	24
2) Total Capital ($MM)	15%	$1,643	$1,604	17
3) Capital Efficiency ($/BOE/d)	10%	20,200	20,000	10
4) Q4 Production – Core Assets (MBOE/d)	10%	290	310	20
Financial Performance

5) Net Debt ($MM)	15%	$4,208	$3,478	30
6) Total Costs[6] ($MM)	15%	$1,507	$1,489	15
7) Operating Margin ($/BOE)	15%	$15.22	$15.36	15
	Calculated Company Score			131

The Board considered the calculated Company Score outlined above and reviewed Encana’s strong 2017 safety performance, which represented the Company’s safest year in history for the fourth consecutive year. As a result, the Board applied an upward Safety Modifier of eight percent. As a result, the final Company Score for 2017 was 142.

[6]

Total Costs is defined as transportation and processing expense, operating expense, excluding long-term incentive costs, administrative expense, excluding restructuring and long-term incentive costs, and capitalized indirect costs, excluding long-term incentive costs.

For the CEO and other NEO, this score was applied to 75 percent of their annual bonus payment.

Individual Goals Focus on Key Initiatives for Delivering Shareholder Value

The CEO and other NEO are rewarded for achievement against individual goals. The goals were reviewed by the HRC Committee at the December 2016 meeting. A summary of each NEOs performance against those goals is as follows:

Doug Suttles – President & Chief Executive Officer
Goal	Performance
1) Development and implementation of Company strategy and long-term plan

Effectively stewarded the development of Encana’s updated five-year plan and 2017 key priorities (described starting on page 37) and successfully delivered strategic repositioning ahead of schedule, including:

• increased non-GAAP cash flow by 60 percent from 2016

• grew non-GAAP cash flow margin by 81 percent from 2016 to $11.75 per BOE, significantly exceeding original 2017 target of $10 per BOE

• balanced production between high value liquids and natural gas

• delivered 2017 share performance in upper quartile of Compensation Peer Group

2) Achievement of annual performance objectives across the Company

Led the achievement of Encana’s overall performance (described in 2017 Performance Results section on page 44), including:

• delivered total production over 310,000 BOE/d with less total capital than target

• increased capital efficiency by 6 percent

• grew core asset production by 31 percent from Q4 2016 to Q4 2017, significantly exceeding original 2017 target of greater than 20 percent

• drove efficiencies across business, resulting in achievement of all cost savings targets for 2017

3) Active management of relationships with shareholders and other stakeholders	Active shareholder and market engagement, effectively communicated Encana performance and strategy, attracting new investors in 2017
4) Ensure that Company policies and processes are effective and adhered to	Led the Company’s safest year in history for fourth consecutive year, including industry leading personal safety performance
5) Set the tone from the top on Leadership and Culture

• Enhanced the Company’s leadership development process and advancement of key succession plans

• Continued to drive cultural change throughout the organization of discipline, innovation, execution excellence and efficiency

Individual Score	200

Sherri Brillon – Executive Vice-President & Chief Financial Officer
Goal	Performance
1) Stewardship of strategy development and coordination of five-year plan	• Strategy refreshed, and five-year plan updated and communicated to shareholders and employees
2) Provide strong financial leadership and business support to achieve Q4 2016 to Q4 2017 production growth; mid-year bounce; grow margin; control debt leverage	• Stewarded creation of capital plan, budgets and ongoing reporting to achieve industry-leading margin growth, production growth and cost performance
3) Pro-active communication with existing and prospective investors

• Successful retention of existing and attraction of new investors in 2017

• Streamlined and improved efficiency of all investor relations (“IR”) processes –quarterly conference calls, IR day and analyst consensus building

4) Set up and lead strong financial governance

• Successful implementation of all filing requirements of a U.S. domestic filer

• High-graded audit plan resulted in recoveries of over $15 million

• Optimized insurance costs in 2017

• Proactive management of credit agency and banking relationships

• Recovered income taxes and interest in excess of $100 million

5) Leadership and Culture	• Development and succession plans in place within department • Ongoing mentorship of individuals inside and outside of department • Drove cultural conversations within finance group
Individual Score	150

Mike McAllister – Executive Vice-President & Chief Operating Officer
Goal	Performance

1) Safety	• Achieved safest year in Company history; industry leading safety performance

2) Achieve Q4 2016 to Q4 2017 production growth	• Achieved 31 percent production growth higher than planned of 20 percent

3) Better wells at lower cost	• 27 percent increase of type curves IP180 rates

4) Reduce operating costs	• Direct operating costs were 6 percent below plan

5) Capital discipline	• Capital on plan, but 289 new wells drilled versus 285 planned

6) Improve production efficiency	• Production efficiency cost reduced by 6 percent

7) Improve base production decline	• Achieved 31 percent versus plan of 35 percent

8) Achieve planned Operating Margin	• Margin 1 percent behind plan, despite realized commodity price being 6 percent under forecast

9) New facilities build on-time, on-budget	• 3 major plants brought on-line earlier than planned, all under budget

10) Hold operations staffing level flat year over year	• Headcount 8 percent less than 2016

11) Leadership and Culture	• Successful key talent development undertaken and implementation of succession plan • Ensured cultural conversations were driven within operations group

Individual Score	170

David Hill – Executive Vice-President, Exploration & Business Development
Goal	Performance

1) Lead asset divestitures

•  Piceance, TMS, Granite Wash, East Shale Basin, majority of Wheatland and Douglas Creek Arch divested in aggregate for $736 million, reduced future abandonment liabilities by ~$600 million, and reduced midstream commitments by ~$430 million

2) Lead land optimization efforts	• Achieved 16 acreage swaps, generating $425 million in net present value (“NPV”), and adding almost 180 premium locations to inventory

3) Improve depletion planning process	• Year-over-year improvement in premium well inventory of 20 percent

4) Achieve exemption from independent evaluator/audit requirement	• Internalized reserves evaluation process and received exemption from Canadian Securities Administrators

5) Lead new play development	• Montney liquids rich assessment in the Duvernay Simonette asset, and Montney liquids potential in Pipestone asset

6) Drive innovation within Exploration and Business Development team	• Played integral role in advancing innovation across the Company, and developed and implemented geoscience and reservoir engineering best practices company-wide

7) Leadership and Culture	• Succession plan in place, and driving cultural characteristics into the Exploration & Business Development team

Individual Score	140

Renee Zemljak – Executive Vice-President, Midstream, Marketing & Fundamentals
Goal	Performance
1) Mitigate strategy execution risk related to commodity price uncertainty

•  Secured 2018 commodity hedge program aligned with strategy execution

•  Secured long-term AECO price risk mitigation program

•  Established a long-term diversified Canadian gas sales portfolio with access to Malin, Chicago, Dawn and AECO market centers

•  Established a long-term Permian oil sales portfolio with access to Midland basin market hubs and Houston

2) Secure reliable access to markets with a focus on maximizing margins, maintaining future flexibility and securing required service to meet growth targets

•  Secured long-term firm capacity for WCSB gas production on the TCPL Mainline

•  Renegotiated the Echo oil pipeline agreement to align with volume profile

•  Ensured timely access to the NOVA system to accommodate the Montney plants early in-service dates

3) Expand margins and enhance capital efficiencies through midstream service contracts and downstream transportation and marketing optimization activity

•  Rockies Express transportation savings of $34 Million

•  Eagle Ford renegotiation efforts added revenues of $15 million

•  WCSB sales optimization and transportation savings of $14.7 million

•  Renegotiated a multi basin midstream agreement with Enterprise

4) Secure third party midstream solutions to support long term development plans and enhance capital efficiency	• Offset $310 million of capital in Montney North Central Liquids Handing and Howard County water solution
5) Achieve marketing services revenues	• $35 million achieved in 2017
6) Leadership and Culture	• Succession plan in place, and driving cultural characteristics into Midstream, Marketing & Fundamentals team
Individual Score	140

The individual score for each of the CEO and other NEO was applied to the remaining 25 percent of the applicable executive’s annual bonus payment.

2017 Annual Bonus Payments

The resulting 2017 annual bonus payments were as follows:

		Earned Bonus
	Target Bonus	Company Performance (75%)	Individual Performance (25%)	Total Bonus	Total Bonus as % of Target
Doug Suttles	$1,375,000	$1,487,219	$698,225	$2,185,444	159%
Sherri Brillon	$338,276	$360,264	$126,854	$487,118	144%
Mike McAllister	$482,261	$513,607	$204,961	$718,568	149%
David Hill	$315,000	$335,475	$110,250	$445,725	142%
Renee Zemljak	$343,000	$365,295	$120,050	$485,345	142%

Note:

(1)	Canadian dollar settlements for Mr. Suttles, Ms. Brillon and Mr. McAllister have been converted to U.S. dollars using an exchange rate of C$1.00 =US$0.771 (average exchange rate during 2017).

2017 LTI Awards

For 2017, the CEO and other NEO received LTI awards consisting of 25 percent RSUs, 25 percent Options/SARs and 50 percent PSUs. The actual value realized by the CEO and the other NEO from these LTI awards will be determined based on the Company share price at the time of vesting (or, in the case of stock options/SARs, at the time of exercise) and, in the case of PSUs, Company performance.

The CEO and other NEO received the following target LTI awards in 2017:

	RSUs (25%)		Options / SARs (25%)		PSUs (50%)
	# of Units	Target Value(1)	# of Units	Target Value(1)	# of Units	Target Value(1)
Doug Suttles	180,867	$2,151,690	359,575	$2,151,690	361,733	$4,303,367
Sherri Brillon	37,266	$443,336	74,086	$443,336	74,531	$886,660
Mike McAllister	48,607	$578,255	96,634	$578,255	97,214	$1,156,509
David Hill	31,915	$375,001	59,878	$375,001	63,830	$750,003
Renee Zemljak	31,915	$375,001	59,878	$375,001	63,830	$750,003

Note:

(1)	Canadian dollar settlements for Mr. Suttles, Ms. Brillon and Mr. McAllister have been converted to U.S. dollars using an exchange rate of C$1.00 =US$0.771 (average exchange rate during 2017).

2015 – 2017 PSUs Settlement

Vesting and payout of 2015 PSU awards was assessed by the HRC Committee at its February 2018 meeting. At that meeting, the HRC Committee reviewed Encana’s TSR performance from January 1, 2015 to December 31, 2017, relative to the 2015 PSU Performance Peer Group described on page 51. The Company’s performance over that period resulted in a relative TSR ranking at the 61st percentile, which resulted in a PSU payout of 121.4 percent of target. There were no strategic goals applicable to the 2015 PSU awards and such awards were earned solely based on relative TSR.

As a result, the NEO 2015 awards settled based on a five-day VWAP of C$13.76 (TSX) and US$10.87 (NYSE), as follows:

	2015 Target # of Units	PSU Payout %	2015 Earned # of Units	Value 2015 PSUs(1)
Doug Suttles	293,386	121.4%	356,171	$3,778,604
Sherri Brillon	84,349	121.4%	102,400	$1,409,024
Mike McAllister	110,020	121.4%	133,564	$1,837,854
David Hill	69,516	121.4%	84,392	$917,341
Renee Zemljak	69,516	121.4%	84,392	$917,341

Note:

(1)	Canadian dollar settlements for Mr. Suttles, Ms. Brillon and Mr. McAllister have been converted to U.S. dollars using an exchange rate of C$1.00 =US$0.771 (average exchange rate during 2017).

Other Compensation Elements

In addition to the compensation programs described above, the Company also provides the following additional compensation elements to NEOs.

Pension and Retirement Benefits

NEOs participate in the same Company pension and retirement programs as all other employees, based on the country in which they reside. Further details of the CEO and other NEO retirement arrangements can be found starting on page 56.

Welfare Benefits

NEOs participate in the same Company-sponsored welfare benefit programs as our employees, based on the country in which they reside.

Lump sum cash payment in lieu of perquisites

A lump sum cash payment is provided in lieu of payment for any specific perquisites that are offered by some of our Compensation Peer Group companies. The lump sum is intended for items such as, but not limited to, professional association dues, company vehicle and financial advice.

Additional CEO Benefits

Additional benefits were provided to Mr. Suttles as part of his compensation arrangements upon his appointment as CEO in 2013. These benefits include: (i) a prescribed value annual allowance for personal travel on the Company aircraft; (ii) two round-trip business class flights per year for personal travel; and (iii) limited personal club memberships. These benefits are treated as employment income and are fully taxable. Mr. Suttles receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year end is forfeited and cancelled. Further details of these benefits are included under the “Other Compensation” column for Mr. Suttles in the Summary Compensation Table on page 53.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can elect to convert either 25 percent or 50 percent of their annual bonus award into DSUs. DSU holdings are intended to encourage shareholder alignment and assist executives to achieve required equity ownership levels. To defer his or her annual bonus award into DSUs, an executive must

Elected Conversion Value (25% or 50% of Bonus Award) Approved Bonus Award ($) Approved Bonus Award ($) Market Value of Common Shares (at end of performance period calendar year to which annual bonus award relates) Number of DSUs Credited to Executive elect prior to December 31 of the preceding calendar year. Such elections, once made, are irrevocable. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are payable only following an executive’s cessation of employment. DSUs are settled in cash and are credited with additional DSUs equivalent to dividends payable on our Common Shares during the deferral period. In 2016, Ms. Brillon elected to convert 50 percent of her 2017 bonus award into DSUs.

CIC Arrangements

Encana does not have general employment contracts with our NEOs. Each NEO has a CIC agreement that provides for payment of severance and other termination benefits on a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan or grant agreement. See “Potential Payments upon Termination or CIC” beginning on page 58 for additional information.

Following shareholder feedback, and in keeping with what has recently become the prevailing market practice among our Compensation Peer Group, we amended our LTI plans and grant agreements in February 2018. The amendments replaced existing “single trigger” vesting provisions with “double trigger” vesting provisions for LTI grants commencing February 2018 (providing for CIC vesting only upon the occurrence of both (i) a CIC of Encana; and (ii) subsequent termination of the NEO’s employment by the Company, other than for “Cause”, or by the executive for “Good Reason” (each as defined within the CIC agreement) within 24-months following the CIC). The CIC agreements were also amended in February 2018 to reflect certain updates and administrative changes that ensure consistency across the agreements, as well as to reduce the post-CIC protection period from three years to two years.

CIC Arrangement Terms

The relevant terms of our executive CIC arrangements are summarized in the table below:

CIC Arrangement Terms
APPLIES TO	CEO and all other Executive Leadership Team members.
TRIGGER

CIC and subsequent termination of executive’s employment (within 24 months thereafter) either by the Company, other than for Cause, or by executive for Good Reason, or, in the case of options/SARs, PSUs and RSUs granted prior to February 2018, solely a CIC. LTIs granted after February 2018 require both a CIC and subsequent termination of employment.

SEVERANCE

Lump sum cash payment equal to two times the sum of the executive’s base salary, annual allowance, membership fees reimbursement, matching contributions to the investment plan, and annual bonus award (based on average bonus award paid over the preceding three years).

BENEFITS

Continuation (or lump sum payment in lieu) of health, dental, life, disability and accident insurance benefits for 24-month period. Career counseling, financial counseling and executive physical benefits for 24-month period.

PENSION

Continued accrual or crediting of contributions (for DC pension plan participants) or, for Mr. McAllister, continued accrual of DB pension benefits for a 24-month period, or cash payment equal to the value thereof.

OPTIONS/SARs	All unvested options/SARs vest immediately and remain exercisable until the expiry date.
PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which Common Shares are valued for purposes of the CIC.
RSUs	Any unvested RSUs immediately vest and are payable based on the price at which Common Shares are valued for purposes of the CIC.

6. HIGH GOVERNANCE STANDARDS THROUGH A RIGOROUS PROCESS FOR ADMINISTERING EXECUTIVE COMPENSATION

The Role of the HRC Committee

The HRC Committee assists the Board in its oversight of our executive compensation program and practices, as well as ensuring that adequate succession plans are in place for all senior leadership positions within the Company.

The HRC Committee is composed entirely of independent directors and operates independently from management. For more information, please see “Board and Committee Governance – Human Resources and Compensation Committee” on page 21.

Independent Compensation Advisor

The HRC Committee retains F.W. Cook as its independent compensation advisor to provide objective, specialized expertise on executive compensation matters. F.W. Cook reports directly to the HRC Committee Chair, Ms. Nimocks, and performs all services under the direction of the HRC Committee. Where the advisor is requested to provide services in consultation with management, such services are pre-approved by and performed under the direction of Ms. Nimocks. F.W. Cook provides no other services to Encana or its management. F.W. Cook provides independent analysis and perspective to the HRC Committee in respect of the following:

•	review and discussion of materials prepared by management with the HRC Committee Chair and HRC Committee prior to each meeting
•	independent analysis of annual total direct compensation recommendations for the CEO and individual ELT members, including relative to competitive market data
•	independent analysis of the competitiveness of our program relative to our Compensation Peer Group
•	regular evaluation and identification of areas of potential compensation-related risk in our program
•	emerging regulatory and compensation best practices

In 2017, the HRC Committee’s independent compensation advisor received the following fees for executive compensation-related services:

F.W. Cook	2017
Executive Compensation-Related Fees	$159,209.42
All Other Fees	$0

Management Compensation Consultants

Management engages Willis Towers Watson (“Towers”) to provide pension-related services, including as actuary to our Canadian pension plans. Management also retains Towers from time to time to provide competitive market data regarding our program and employee benefit programs. In 2017, Towers received the following fees for executive compensation-related and other services provided to management:

Willis Towers Watson	2017
Executive Compensation-Related Fees	$38,387.59
All Other Fees	$1,030,390.04

Peer Groups and Competitive Market Data

Compensation Peer Group

As a North American energy producer, we compete for executive talent in both Canada and in the United States and our compensation program must therefore be competitive to attract and retain the executive talent we need to achieve our business objectives. For this reason, we define our competitive market as companies of similar size, industry focus and geography as Encana, and assess our compensation against a group of North American industry peers selected by the HRC Committee (our “Compensation Peer Group”). The HRC Committee is careful to include relevant E&P-focused companies, since their performance is similarly linked to changes in commodity prices during similar measurement periods.

In selecting our Compensation Peer Group, the HRC Committee utilizes the following criteria:

Compensation Peer Group: Evaluation Criteria

Financial & Operational Comparability	Total Assets Production Product Mix	Enterprise Value Market Capitalization Revenues

Nature & Scope of Operations	Primarily North American operations Operate in similar North American plays	Upstream exploration and production

Identified as Competitive Peer	Competitor for executive talent	Identified internally or externally as a peer to Encana

The HRC Committee reviewed the Compensation Peer Group in 2017 and approved the continuation of the peer group selected in 2016, consisting of the following companies:

Canadian Peers		U.S. Peers

ARC Resources Ltd.	Imperial Oil Ltd.	Apache Corporation	Hess Corporation
Canadian Natural Resources Ltd.	Obsidian Energy Ltd.	Cabot Oil & Gas Corporation	Marathon Oil Corporation
Cenovus Energy Inc.	Suncor Energy Inc.	Chesapeake Energy Corporation	Murphy Oil Corporation
Crescent Point Energy Corporation	TransCanada Corporation	Continental Resources Inc.	Noble Energy Inc.
Enbridge Inc.		Devon Energy Corporation	Pioneer Natural Resources Company
Husky Energy Inc.		EOG Resources Inc.	Southwestern Energy Company

The market competitiveness of the compensation of the CEO and other members of the ELT is assessed each year by the HRC Committee using market data from the above Compensation Peer Group. For our CEO, Mr. Suttles, this assessment is conducted using the U.S. peers. For the other NEOs, country-specific data from the Compensation Peer Group is used, based on the role and country in which the executive is based.

The HRC Committee uses a different peer group to assess our relative TSR performance under our PSU awards. The PSU Performance Peer Group includes companies with whom we compete for investment capital, as opposed to executive talent.

PSU Performance Peer Group

The HRC Committee selected and approved PSU peers based on the following criteria:

✓	Similar market capitalization (between 0.5x and 2.0x of Encana’s market capitalization)
✓	North American headquartered
✓	Material natural gas interests
✓	Upstream exploration and production
✓	Operating in similar plays in North America
✓	Development of unconventional resources

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made in 2016 and 2017:

PSU Performance Peer Group (2016 and 2017 Grants)

Anadarko Petroleum Corporation

Antero Resources Corporation

Apache Corporation

Baytex Energy Corporation

Cabot Oil & Gas Corporation

Canadian Natural Resources Limited

Chesapeake Energy Corporation

Concho Resources Inc.

Continental Resources Inc.

Crescent Point Energy Corporation

Devon Energy Corporation

Enerplus Corporation

EOG Resources Inc.

EP Energy Corporation

Hess Corporation

Marathon Oil Corporation

Murphy Oil Corporation

Newfield Exploration Company

Noble Energy Inc.

Obsidian Energy Ltd.

Pengrowth Energy Corporation

Pioneer Natural Resources Company

Range Resources Corporation

Southwestern Energy Company

Vermilion Energy Inc.

Whiting Petroleum Corporation

The HRC Committee approved the following PSU Performance Peer Group to apply to PSU grants made in 2015:

PSU Performance Peer Group (2015 Grants)

Anadarko Petroleum Corporation	EOG Resources, Inc.
Apache Corporation	Marathon Oil Corporation
Cabot Oil & Gas Corporation	Noble Energy, Inc.
Canadian Natural Resources Limited	Pioneer Natural Resources Company
Chesapeake Energy Corporation	Range Resources Corporation
Concho Resources Inc.	Southwestern Energy Company
Devon Energy Corporation

Compensation Risk Management

The Board is committed to the identification and mitigation of compensation-related risk. The HRC Committee has adopted a structured approach to compensation risk, designed to discourage inadvertent or undue risk taking by:

(i)	incorporating risk management principles directly into our program design;
(ii)	active consideration of risk as a key element of compensation decision-making; and
(iii)	concluding regular comprehensive compensation program risk assessments of our program.

Specific examples of how our program incorporates compensation risk management include:

✓	use of balanced, operational and financial performance metrics in our Board-approved Company Scorecard;
✓	use of balanced mix of vehicles in our annual LTI grants;
✓	deferral of all vesting and payout of 85 percent of annual executive LTI grants for a three-year period; and
✓	vesting and payout maximums (or caps) in our PSU grants.

We believe these features reduce risk by diversifying rewards, scenarios and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Risk is also managed through the consistent application of our program, which applies to all employees, including our executives.

Compensation-related risk is also mitigated through our corporate governance practices, which include share ownership guidelines, an Incentive Compensation Clawback Policy and prohibitions regarding hedging of equity awards, all of which apply to incentive-based compensation granted to our executives.

Executive Share Ownership Guidelines

Encana has had share ownership guidelines since 2002. The share ownership guidelines require our executives to achieve minimum share ownership levels within a five-year period of appointment to their position. If a participant is promoted, resulting in an increased target, the participant is given an additional two-year period to meet the new target.

Targets are calculated as a multiple of base salary, with share ownership calculated based on the aggregate value of:

(i)	owned Common Shares (including beneficial ownership);
(ii)	unvested RSUs; and
(iii)	DSU holdings.

The HRC Committee reviews the status of executive equity ownership under the share ownership guidelines on an annual basis.

The status of our NEOs’ share ownership as at December 31, 2017 is provided below.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)
Doug Suttles	5 times	9.33 times
Sherri Brillon	3 times	7.93 times
Mike McAllister	3 times	5.84 times
David Hill	3 times	5.32 times
Renee Zemljak	3 times	4.76 times

Incentive Compensation Clawback Policy

The Board adopted an Incentive Compensation Clawback Policy in 2012. Under the policy, the Board is authorized to require immediate reimbursement of all or any portion of annual bonus award or LTI compensation received by or payable to an executive in the event of any of the following circumstances:

•	Encana is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws (a “Restatement”);
•

incentive compensation received by a current or former executive in respect of years to which the Restatement pertains exceeds the amount that would have been received by the executive under the Restatement (the “Incentive Compensation”); and

•	an executive engaged in gross negligence, intentional misconduct or fraud which either caused or significantly contributed to the material non-compliance resulting in the Restatement.

Where such circumstances exist, the Board is authorized to: (i) require immediate reimbursement by the executive to Encana for all or any Incentive Compensation previously paid; (ii) immediately terminate and forfeit any right of the executive to any Incentive Compensation (in the event not previously paid); (iii) immediately withhold or cancel the value of any Incentive Compensation from any outstanding amounts owing to the executive (including any unvested or unexercised LTI awards) to compensate for (or off-set) the value against any unrecovered Incentive Compensation amount; and/or (iv) initiate such other action against the executive as the Board may deem necessary.

No Hedging Policy

Our Securities Trading and Insider Reporting Policy expressly prohibits directors and all employees, including executives, from engaging in any form of equity monetization transactions (including the purchase of financial instruments to hedge or offset a decrease in value) involving the Encana securities that represent part of their LTI awards or, in respect of our executives, Encana securities held under our share ownership guidelines.

The policy also prohibits directors and employees from engaging in the following activities involving Encana securities:

•	selling securities they do not own, have not fully paid for or have no right to own (engaging in a “short sale”);
•	selling a “call option” or buying a “put option”;
•	entering into equity monetization transactions involving any securities subject to our share ownership guidelines or that is the equivalent of “short selling”; and
•	entering into brokerage arrangements that might result in a sale at a time when he or she is not permitted to trade.

7. 2017 DETAILED COMPENSATION DISCLOSURE

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in each of the last three years.(1)

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension value and non-qualified deferred compensation earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Doug Suttles President & Chief Executive Officer	2017 2016 2015	1,100,000 1,055,885 839,812	6,455,057 6,246,954 4,626,022	2,151,680 3,462,372 1,542,001	2,185,444 2,548,839 1,351,659	– – –	297,014 239,468 298,644	12,189,195 13,553,518 8,658,138
Sherri Brillon Executive Vice President & Chief Financial Officer	2017 2016 2015	451,035 451,035 451,035	1,329,996 1,329,980 1,329,987	443,327 618,169 443,326	487,118 591,984 405,932	– – –	113,668 99,219 129,485	2,825,144 3,090,387 2,759,765
Michael McAllister Executive Vice-President & Chief Operating Officer	2017 2016 2015	535,845 535,845 535,845	1,734,764 1,734,758 1,734,764	578,253 821,324 578,252	718,568 862,040 578,713	1,777,774 1,247,813 –	68,241 68,225 69,624	5,413,445 5,270,005 3,497,198
David Hill Executive Vice-President, Exploration & Business Development	2017 2016 2015	450,000 450,000 437,500	1,125,004 1,125,006 1,125,012	375,001 390,123 375,003	445,725 465,750 344,250	– – –	135,456 113,597 110,372	2,531,186 2,544,476 2,392,137
Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals	2017 2016 2015	490,000 490,000 483,750	1,125,004 1,125,006 1,125,012	375,001 480,579 375,003	485,345 507,150 374,850	– – –	139,732 116,974 115,717	2,615,082 2,719,709 2,474,332

Notes:

(1)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.771 (average exchange rate during 2017) for year-over-year comparability.

(2)

For 2017, 2016 and 2015 RSU and PSU awards, grant date fair value is calculated by multiplying number of granted units by the five-day VWAP on the TSX or NYSE immediately prior to the February 27, 2017 grant date (C$15.43 or US$11.75), March 3, 2016 grant date (C$5.56 or US$4.06) and March 13, 2015 grant date (C$14.34 or US$11.35). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP.

(3)

For 2017 Canadian Option and U.S. SAR grants, grant date fair value is determined by using a Black-Scholes-Merton Model based on 50.3 percent for Canadian Option grants and 53.3 percent for U.S. SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 53.24 percent (Canadian Option grants), 57.18 percent (U.S. SAR grants); Dividend Yield = 0.54 percent; Risk Free Rate = 0.75 percent. For 2016 Canadian Option and U.S. SAR grants, grant date fair value is determined by using a Black-Scholes-Merton Model based on 39.2 percent for Canadian Option grants and 41.5 percent for U.S. SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 45.31 percent (Canadian Option grants), 48.16 percent (U.S. SAR grants); Dividend Yield = 1.44 percent; Risk Free Rate = 0.51 percent. For 2015, this rate was 22.5 percent for Canadian Option grants and 23.8 percent for U.S. SAR grants, applied using the following assumptions: Expected Term = 7 years; Volatility = 29.11 percent (Canadian Option grants), 30.66 percent (U.S. SAR grants); Dividend Yield = 2.11 percent; Risk Free Rate = 0.47 percent.

(4)

In 2016, Ms. Brillon elected to convert 50 percent of her 2017 bonus award into DSUs. In 2015, Ms. Brillon elected to convert 25 percent of her 2016 bonus award into DSUs. In 2014, Mr. McAllister, Mr. Hill and Ms. Brillon elected to convert 25 percent of their 2015 bonus award into DSUs. DSUs granted during 2017 in respect of such elections are discussed in the “Non-qualified Deferred Compensation Table for 2017”.

(5)	Pension Value represents the year-over-year compensatory change. Details are found in the “Defined Benefit Pension Table” on page 57.
(6)	See the “All Other Compensation Table” below for additional information.

All Other Compensation Table

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)	Other Perquisites and Benefits ($)(2)	Total ($)
Doug Suttles	2017 2016 2015	148,515 86,249 154,548	36,562 34,494 27,756	37,529 47,453 55,884	74,409 71,272 60,456	297,014 239,468 298,644
Sherri Brillon	2017 2016 2015	50,516 36,083 64,949	30,532 30,532 30,532	– – –	32,620 32,605 34,004	113,668 99,219 129,485
Michael McAllister	2017 2016 2015	– – –	30,532 30,532 30,532	– – –	37,709 37,693 39,092	68,241 68,225 69,624
David Hill	2017 2016 2015	94,675 72,900 69,675	38,000 38,000 38,000	– – –	2,781 2,697 2,697	135,456 113,597 110,372
Renee Zemljak	2017 2016 2015	98,730 76,022 74,765	38,000 38,000 38,000	– – –	3,002 2,952 2,952	139,732 116,974 115,717

Notes:

(1)

This column represents the matching contributions made by the Company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in more detail in the “Non-qualified Deferred Compensation Table for 2017” on page 57.

(2)	Amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.

Incentive Plan Awards

Grants of Plan-Based Awards for 2017

Name	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	All other option awards: number of securities underlying options(4) (#)	Exercise or base price of option awards(5) ($/sh)	Grant date fair value of stock and option awards(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doug Suttles	RSU PSU Option	02/27/2017 02/27/2017 02/27/2017	02/15/2017 02/15/2017 02/15/2017	0	$1,375,000	$2,750,000	0	361,733	723,466	180,867	359,575	C$15.43	$2,151,690 $4,303,367 $2,151,680
Sherri Brillon	RSU PSU Option	02/27/2017 02/27/2017 02/27/2017	02/15/2017 02/15/2017 02/15/2017	0	$338,276	$676,553	0	74,531	149,062	37,266	74,086	C$15.43	$443,336 $886,660 $443,327
Michael McAllister	RSU PSU Option	02/27/2017 02/27/2017 02/27/2017	02/15/2017 02/15/2017 02/15/2017	0	$482,261	$964,521	0	97,214	194,428	48,607	96,634	C$15.43	$578,255 $1,156,509 $578,253
David Hill	RSU PSU SAR	02/27/2017 02/27/2017 02/27/2017	02/15/2017 02/15/2017 02/15/2017	0	$315,000	$630,000	0	63,830	127,660	31,915	59,878	US$11.75	$375,001 $750,003 $375,001
Renee Zemljak	RSU PSU SAR	02/27/2017 02/27/2017 02/27/2017	02/15/2017 02/15/2017 02/15/2017	0	$343,000	$686,000	0	63,830	127,660	31,915	59,878	US$11.75	$375,001 $750,003 $375,001

Notes:

(1)

The amounts shown represent the threshold, target and maximum payouts for the components of the 2017 bonus award. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2017 are shown in the “Summary Compensation Table”.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2017. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2019.

(3)	RSU awards plus reinvested dividends cliff vest at three years from the grant date.
(4)	The Option awards vest over three years from the grant date (30 percent the first two years and 40 percent the third year) and expire seven years from grant date.
(5)

Option exercise prices reflect the five-day VWAP of the Common Shares prior to grant date. Option-based awards to Canadian-based NEOs were granted based on option exercise prices in Canadian dollars (C$15.43), and SAR awards to U.S.-based NEOs granted based on exercise prices in U.S. dollars (US$11.75).

(6)

Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.771 (average exchange rate during 2017). The grant date fair value of stock options granted is determined by multiplying the number of options granted by the Black-Scholes value.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs at the end of the last fiscal year.

Stock Awards
	Option Awards(1)					RSUs		PSUs
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares units or other rights that have not vested(3) ($)
Doug Suttles	– 523,129 371,920 349,337 534,189	359,575 1,442,304 247,947 – –	– – – – –	C$15.43 C$5.56 C$14.34 C$20.35 C$18.00	02/27/2024 03/03/2023 03/13/2022 02/18/2019 06/13/2018	181,857 491,938 146,694	$2,351,364 $6,360,596 $1,896,705	363,713 983,874 293,386	$4,702,702 $12,721,179 $4,605,168
Sherri Brillon	– 110,360 106,926 116,446 160,023	74,086 257,508 71,286 – –	– – – – –	C$15.43 C$5.56 C$14.34 C$20.35 C$18.06	02/27/2024 03/03/2023 03/13/2022 02/18/2019 02/19/2018	37,470 104,734 42,174	$484,475 $1,354,189 $545,309	74,939 209,467 84,349	$968,937 $2,708,352 $1,323,994
Michael McAllister	– – 139,470 174,669 155,731	96,634 342,135 92,981 – –	– – – – –	C$15.43 C$5.56 C$14.34 C$20.35 C$18.06	02/27/2024 03/03/2023 03/13/2022 02/18/2019 02/19/2018	48,873 136,610 55,010	$631,925 $1,766,322 $711,274	97,746 273,218 110,020	$1,263,836 $3,532,632 $1,726,942
David Hill	– 69,462 83,292 88,084 25,929	59,878 162,079 55,531 – –	– – – – –	US$11.75 US$4.06 US$11.35 US$18.51 US$17.95	02/27/2024 03/03/2023 03/13/2022 02/18/2019 02/19/2018	32,088 93,532 34,758	$427,746 $1,246,782 $463,324	64,177 187,064 69,516	$855,479 $2,493,563 $1,124,951
Renee Zemljak	– 85,568 83,292 88,084 90,520	59,878 199,659 55,531 – –	– – – – –	US$11.75 US$4.06 US$11.35 US$18.51 US$17.95	02/27/2024 03/03/2023 03/13/2022 02/18/2019 02/19/2018	32,088 93,532 34,758	$427,746 $1,246,782 $463,324	64,177 187,064 69,516	$855,479 $2,493,563 $1,124,951

Notes:

(1)

Stock option awards vest over three years (30% the first two years and 40% the third year) and expire seven years from grant date for awards granted commencing February 2015 and expire five years from grant date for awards granted prior to February 2015.

(2)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 29, 2017. Awards for Canadian-based NEOs were valued based on the TSX (C$16.77), and those for U.S.-based NEOs were valued based on the NYSE (US$13.33). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.771 (average exchange rate during 2017).

(3)

The values shown in this column are based on the TSX or NYSE closing price of Common Shares on December 29, 2017. Awards for Canadian-based NEOs were valued based on the TSX (C$16.77), and those for U.S.-based NEOs were valued based on the NYSE (US$13.33). The performance metric applied for the 2015 PSU grant is based on a payout of 121.4 percent and 2016 and 2017 PSU grants are based on a payout of 100 percent of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.771 (average exchange rate during 2017).

Option Exercises and Stock Vested for 2017

The following table provides information relating to the value realized upon the exercise of Options and the vesting of RSUs and PSUs under the incentive plan during the last fiscal year:

				Stock Awards
	Option Awards		RSUs		PSUs
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(4) ($)
Doug Suttles	95,000	757,353	78,236	977,183	145,361	1,857,055
Sherri Brillon	–	–	26,080	325,744	48,455	619,035
Michael McAllister	146,629	891,972	39,119	488,604	72,681	928,534
David Hill	–	–	21,508	265,624	39,961	495,516
Renee Zemljak	–	–	21,508	265,624	39,961	495,516

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of the Common Shares on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.771 (average exchange rate during 2017).

(2)	The values realized upon vesting for RSUs are based on the TSX or NYSE closing price of Common Shares on February 17, 2017, or C$16.20 and US$12.35, respectively.
(3)	The performance multiplier for the 2014 PSU grant was determined to be 92.9 percent.
(4)

The values realized upon vesting for PSUs granted in 2014 are based on the 20-trading days prior to and including the last trading day of the performance period (January 1, 2014 to December 31, 2016). The 20-day average for TSX and NYSE are C$16.57 and US$12.40, respectively.

Securities Authorized for Issuance Under Equity Compensation Plans

Our Employee Stock Option Plan (“ESOP”) is our only compensation plan under which equity securities of Encana have been authorized for issuance. The table below provides details regarding options outstanding under the ESOP as of December 31, 2017. For more information about the ESOP, see Schedule A, Long-Term Incentive Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders – ESOP	15,270,233	$14.87	33,345,531
Equity compensation plans not approved by security holders	None	None	None

Total	15,270,233	$14.87	33,345,531

Retirement Benefits

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives, including the CEO, participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution (“DC”) component. It also has a legacy defined benefit (“DB”) component which has been closed to new members since 2003. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67 percent for the CEO and 40 percent for other NEOs).

Canadian DC Plan

Mr. Suttles and Ms. Brillon participate in the DC component of the Canadian Plan. Encana contributes eight percent of pensionable earnings to an individual’s DC account. Participants select from a variety of investment options and manage their own accounts.

Canadian DB Plan

Mr. McAllister is the only executive who participates in the DB component of the Canadian Plan. His participation commenced with a predecessor company to Encana, and his DB benefits have fully vested.

Upon retirement, DB benefits are based on two percent of the individual’s highest five consecutive years of pensionable earnings in the preceding 10 years, multiplied by years of pensionable participation in the Canadian Plan. Participants contribute four percent of pensionable earnings up to a defined annual maximum. Normal retirement is age 65, but participants can retire at age 55 or after with a reduced pension. Pension is paid on an unreduced basis from age 60 (or after age 55 with 30 years of service).

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25 percent base salary to self-selected investment options. Encana matches these contributions to a maximum of 5 percent of base salary in Common Shares purchased on the open market.

U.S. DC Plan

Mr. Hill and Ms. Zemljak participate in the Encana (USA) Retirement Plan. Encana contributes 8 percent of base salary to a participant’s DC account. Similar to the Canadian Investment Plan, participant contributions are matched by Encana up to 5 percent of base salary. Participants select among various investment options and manage their own accounts.

As with the supplemental component of the Canadian Plan, Encana also credits an amount equal to 8 percent of the executives’ annual bonus award (to a maximum of 40 percent of base salary) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Encana (USA) Retirement Plan) by the U.S. Internal Revenue Code.

Defined Benefit Pension Table

The table below shows Mr. McAllister’s estimated annual DB benefits, accrued DB pension obligations and compensatory and non-compensatory changes as at December 31, 2017.(1)

Name	Plan Name	Number of years of credited service (#)	Present Value of accumulated benefit(2) ($)	Payments during last fiscal year($)
Michael McAllister(3)(4)	Registered Plan	17.500	784,882	–
	Supplemental Plan	29.500	7,483,222	–

Notes:

(1)	Amounts are estimates only based on assumptions (referred to in Note 20 to the Consolidated Financial Statements in the Annual Report or other footnotes below, and therefore may not materialize.
(2)

Amounts converted from Canadian dollars to U.S. dollars using December 31, 2017 exchange rate of C$1.00 = US$0.797. Calculations include no preretirement decrements. All accrued pensions are assumed payable at age 60, which is the earliest unreduced retirement age in each plan considered in this material.

(3)

Michael McAllister was granted 12 additional years of service granted under an individual agreement in 2000. The additional Supplemental Plan pension in respect of the 12 years of additional service is reduced by an annual pension offset of $17,512 (converted from Canadian dollars to U.S. dollars using the December 31, 2017 exchange rate of C$1.00 = US$0.797) payable at age 60 from Mr. McAllister’s previous employer. The additional pension, reflecting the offset, is $3,128,706 of the present value listed above.

(4)

Michael McAllister is eligible for early retirement under both plans as at December 31, 2017. Upon retirement before age 60, his total accrued pension under both plans is reduced by 0.25% for each month retirement precedes age 60.

Non-qualified Deferred Compensation Table for 2017

The table below provides information relating to the compensation deferred during fiscal 2017 under the terms of the Non-qualified plan by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earning in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)
Doug Suttles	–	128,291	55,731	–	509,835
Sherri Brillon	147,996	30,292	65,217	–	901,685
Michael McAllister	–	–	29,683	–	320,175
David Hill	114,863	37,800	177,204	139,004	1,177,244
Renee Zemljak	–	42,772	213,780	102,071	1,631,775

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2016 annual bonus award paid in 2017) of the “Summary Compensation Table”.

(2)

These include contributions made by Encana to the NEO through the NQDC Plan and Supplemental DC Plan. These amounts are reported in the “All Other Compensation” column of the “Summary Compensation Table”.

(3)

Earnings not included in the “Change in Pension Value and non-qualified deferred compensation earnings” column of the “Summary Compensation Table” as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the “Summary Compensation Table” in previous years: Mr. Suttles $266,941; Ms. Brillon $92,313; Mr. Hill $91,546; and Ms. Zemljak $125,571.

(5)	Canadian amounts for Mr. Suttles, Ms. Brillon and Mr. McAllister are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2017 of C$1.00 = US$0.771.
(6)	Canadian amounts Mr. Suttles, Ms. Brillon and Mr. McAllister are converted from Canadian dollars to U.S. dollars using the December 31, 2017 exchange rate of C$1.00 = US$0.797.

Potential Payments upon Termination or CIC

Voluntary or involuntary termination outside a CIC.

We do not have employment agreements with any of the NEOs and therefore any severance or termination payments would be determined at the time of the termination of employment. Our LTI plans outline vesting provisions for LTI awards in relation to termination outside a CIC. Upon termination under age 55, all RSUs, PSUs and unvested options are forfeited and cancelled with any vested options having 60 business days from termination to be exercised. For early retirement between ages 55 to 60, unvested RSUs and PSUs vest on a pro-rated basis based on months from grant date to date of retirement and are paid at the scheduled vesting date, and any vested options or SARs have six months to be exercised from termination with unvested options or SARs being cancelled. For retirement above age 60, all outstanding RSUs, PSUs and options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC.

As described in the sections “Other Compensation Elements – CIC Arrangements” and “CIC Arrangement Terms” on page 48, in the event of a CIC, all LTI awards held by our NEOs granted prior to February 2018 will become immediately vested or exercisable. For LTI awards granted commencing February 2018, both a CIC and subsequent termination, of the executive by the Company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest.

Termination Due to Death.

Treatment is similar to a voluntary or involuntary termination outside a CIC, with the exception that those under age 55 are treated in the same manner as an early retirement between ages 55 to 60.

	Voluntary Termination ($)	Involuntary Termination outside a Change-in-Control ($)	Involuntary Termination within a Change-in-Control ($)	Termination Due to Death ($)
Doug Suttles
Salary Severance	–	–	2,200,000(2)	–
Annual Incentive Plan	–	–	4,194,116(3)	–
Value of Unvested LTIs	26,315,203	26,315,203	52,043,605(4,5)	26,315,203
Incremental Value (Pension Benefits)	–	–	293,920(6)	–
Other Compensation and Benefits	–	–	229,426(9)	–
Total:	26,315,203	26,315,203	58,961,067	26,315,203
Sherri Brillon
Salary Severance	–	–	932,490(2)	–
Annual Incentive Plan	–	–	1,023,408(3)	–
Value of Unvested LTIs	6,061,681	6,061,681	11,103,980(4,5)	6,061,681
Incremental Value (Pension Benefits)	–	–	104,439(6)	–
Other Compensation and Benefits	–	–	130,563(9)	–
Total:	6,061,681	6,061,681	13,294,880	6,061,681
Michael McAllister
Salary Severance	–	–	1,107,830(2)	–
Annual Incentive Plan	–	–	1,488,093(3)	–
Value of Unvested LTIs	6,620,446	6,620,446	13,253,245(4,5)	6,620,446
Incremental Value (Pension Benefits)	–	–	92,803(7)	–
Other Compensation and Benefits	–	–	141,084(9)	–
Total:	6,620,446	6,620,446	16,083,055	6,620,446
David Hill
Salary Severance	–	–	900,000(2)	–
Annual Incentive Plan	–	–	837,150(3)	–
Value of Unvested LTIs	5,013,246	5,013,246	8,929,405(4,5)	5,013,246
Incremental Value (Pension Benefits)	–	–	145,800(8)	–
Other Compensation and Benefits	–	–	81,562(9)	–
Total:	5,013,246	5,013,246	10,893,917	5,013,246
Renee Zemljak
Salary Severance	–	–	980,000(2)	–
Annual Incentive Plan	–	–	911,563(3)	–
Value of Unvested LTIs	958,134	958,134	9,427,074(4,5)	5,162,549
Incremental Value (Pension Benefits)	–	–	158,760(8)	–
Other Compensation and Benefits	–	–	82,003(9)	–
Total:	958,134	958,134	11,559,400	5,162,549

Notes:

(1)	Calculated as at December 31, 2017 and converted from Canadian dollars to U.S. dollars using December 31, 2017 exchange rate of C$1.00 = US$0.797.
(2)	Calculated using two times NEO’s base salary in effect at December 31, 2017.
(3)	Calculated based on two times average of annual bonus award paid in the immediately preceding three years (from 2015 to 2017, inclusive).
(4)	Reflects estimated value from accelerated vesting of Options unvested as at December 31, 2017.
(5)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100 percent of the respective target amount using the TSX or NYSE closing price of Common Shares on December 31, 2017, or C$16.77 and US$13.33 respectively. Value of 2017, 2016 and 2015 RSU grants reflects all RSUs outstanding as at December 31, 2017 valued, for illustration purposes, based on the TSX or NYSE closing price of Common Shares on December 31, 2017, or C$16.77 and US$13.33, respectively.

(6)

Based on 24 months’ additional service under the DC component of the Canadian Plan, equal to 8 percent of two-times base salary plus annual bonus award (capped at 67 percent of base salary for Mr. Suttles and 40 percent of base salary for Ms. Brillon).

(7)

Based on additional DB pensionable service of 24 months, five-year final average pensionable earnings would be calculated based on base salary plus annual bonus award (capped at 40 percent of base salary) for 24-month period. Incremental lump sum DB pension value equal to difference between actuarial present values of accrued DB pension, as modified above, less accrued DB pension, unmodified, using commuted value basis for the DB Plan as of December 31, 2017. The discount rates used are 2.60 percent for 10 years and 3.40 percent thereafter.

(8)

Based on 24 months’ additional service in U.S. DC Plan. Incremental lump sum pension value equal to 13 percent of two-times base salary plus eight percent of two times their annual bonus award (capped at 40 percent of base salary).

(9)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.

CEO Pay Ratio

Item 402(u) of the SEC’s Regulation S-K, adopted under the Dodd-Frank Act, requires disclosure of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).

The median employee was determined based on actual 2017 total cash compensation for the period from January 1, 2017 to September 30, 2017 for the employee population as of October 1, 2017. A foreign exchange rate of C$1.00 = US$0.771 (average exchange rate during 2017) was used to convert Canadian compensation into U.S. dollars for purposes of comparison.

Mr. Suttles’ 2017 annual total compensation was $12,189,195 as reflected in the “Summary Compensation Table”. Our median employee’s annual total compensation for 2017 calculated in accordance with Item 402(c)(x) of the SEC’s Regulation S-K, which includes 2017 base salary, target grant date fair value LTI awards, annual bonus, Company contributions to retirement plan, annual allowance and other benefits, was $148,367. As a result, we estimate that Mr. Suttles’ 2017 annual total compensation was approximately 82 times that of our median employee.

Human Resources and Compensation Committee Report

The HRC Committee has reviewed, commented on and discussed with management the Compensation Discussion and Analysis for the year ending December 31, 2017. Based on that review and discussion, the HRC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting.

The Human Resources and Compensation Committee

Suzanne P. Nimocks, Chairperson

Fred J. Fowler

Lee A. McIntire

Margaret A. McKenzie

Bruce G. Waterman

Communications and Shareholder Engagement

The Board welcomes engagement with its shareholders and encourages them to share their perspective. Shareholders and other interested parties can communicate directly with any director, including our Chairman of the Board, Mr. Clayton H. Woitas, at the following address:

c/o Office of the Corporate Secretary

Encana Corporation

500 Centre Street S.E.

P.O. Box 2850

Calgary AB T2P 2S5

Questions may also be directed to our investor relations personnel at investor.relations@encana.com.

For detailed information on our business, operating and financial results, refer to our website at www.encana.com. Our news releases and other prescribed documents are filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”) located at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) located at www.sec.gov.

Shareholder Proposals and Director Nominations

Shareholders may propose matters to be presented at our shareholder meetings and may nominate persons to be directors of the Company. Formal procedures have been established for those proposals and nominations.

Proposals for 2018 Annual Meeting of Shareholders and 2018 Proxy Materials

The Company is subject to the rules of both the SEC under the Exchange Act and provisions of the Canada Business Corporations Act (“CBCA”) with respect to shareholder proposals. As clearly indicated under the CBCA and SEC rules under the Exchange Act, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholder proposals submitted pursuant to SEC rules under the Exchange Act for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Shareholders must be received by us, addressed to our Corporate Secretary, at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, no later than November 22, 2018. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Proposals submitted under the applicable provisions of the CBCA that a shareholder intends to present at the 2019 Annual Meeting of Shareholders and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2019 Annual Meeting of Shareholders must be received no later than December 22, 2018. Such proposals must also comply with all applicable provisions of the CBCA and the regulations thereunder.

Nominations for 2018 Annual Meeting of Shareholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our By-laws, nominations of persons for election to our Board may be made at a meeting of our shareholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the CBCA, or a requisition of the shareholders made in accordance with the provisions of the CBCA; or

•	by any shareholder:

(i)

who, at the close of business on the date of the giving of the notice provided in Section 5.10 of our By-laws and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth in Section 5.10 of our By-laws.

Nominations by any of our shareholders shall be made pursuant to timely notice, in writing, to the Corporate Secretary of the Company. To be timely (in accordance with Section 5.10 of our By-laws), a shareholder’s notice with respect to our 2018 annual meeting of shareholders, shall be delivered to the Corporate Secretary of the Company at our principal executive offices located at 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, Canada T2P 2S5, as follows:

(a)

in the case of an annual meeting of shareholders, not less than 30 days (being no later than the close of business on April 1, 2018) and not more than 65 days (being no earlier than the close of business on February 25, 2018), before the date of the annual meeting of shareholders; provided; however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the nominating shareholder may be given not later than the close of business on the 10th day following the Notice Date; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders, or the announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

A copy of our By-laws is available on our website at http://www.encana.com/about/board-governance/documents-filings.html.

Other Matters

The Company’s management is not aware of any business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

Additional Information

For those shareholders who cannot attend the Meeting in person, a live broadcast of the Meeting will be available. Details on how shareholders may access the proceedings on the broadcast will be found on our website www.encana.com and will also be provided in a news release prior to the Meeting.

Additional information concerning the Company, including the Annual Report (which includes our financial statements and management’s discussion and analysis for the year ended December 31, 2017) is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

We will provide, without charge to a shareholder, a copy of the Annual Report and this Proxy Statement, upon request to Investor Relations, Encana Corporation, Suite 4400, 500 Centre Street S.E., P.O. Box 2850, Calgary, Alberta, T2P 2S5, telephone: 1-403-645-2000 or investor.relations@encana.com. This information may also be accessed on our website www.encana.com.

References to information contained on the Company’s website at www.encana.com are not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

SCHEDULE A

LONG-TERM INCENTIVE PLANS

Encana has adopted the following employee long-term incentive plans:

•	Employee Stock Option Plan (“ESOP”) (for Canadian-based employees);
•	Employee Stock Appreciation Rights Plan (“ESAR Plan”) (for U.S.-based employees);
•	Performance Share Unit Plan (“PSU Plan”); and
•	Restricted Share Unit Plan (“RSU Plan”)

(collectively, the “Plans”).

Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Encana and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, Options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As at December 31, 2017, there were 15,270,233 Options outstanding under the ESOP and 33,345,531 Options available for grant, representing 1.6 percent and 3.4 percent, respectively, of the total number of outstanding Common Shares at such date.

The ESOP is administered by the HRC Committee and the Board, which have full authority to interpret the ESOP and any Option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to Options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of Common Shares issued to Encana insiders, within any one-year period, or issuable to insiders of Encana, at any time, under the ESOP and any other security-based compensation arrangement of Encana cannot exceed 10 percent of the total issued and outstanding Common Shares (calculated on a non-diluted basis). The maximum number of Common Shares that may be issued pursuant to the exercise of Options granted under the ESOP is 107,800,000, representing approximately 11 percent of the total issued and outstanding Common Shares (calculated on a non-diluted basis) as at December 31, 2017.

Options may be granted from time to time to executives and other employees who, in the opinion of the HRC Committee, are eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of Options granted, set out in the ESOP and corresponding Grant Agreement with the recipient.

Options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Options granted prior to such date are exercisable for five years from the grant date. Options vest 30 percent on the first anniversary of grant, an additional 30 percent on the second anniversary, and an additional 40 percent on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the Option holder has until the earlier of 60 trading days or the expiry date to exercise any vested unexercised Options. In the event of death or retirement before age 60, the Option holder has until the earlier of six months from such date or the Option expiry date to exercise any vested unexercised Options. In any of these events, Options that are unvested as at the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the Option holder may exercise vested Options, and any unvested Options continue to vest until the Option expiry date.

Options granted and outstanding under the ESOP may have associated TSARs that entitle the Option holder to surrender the right to exercise his or her Option to purchase Common Shares and instead receive cash or Common Shares (at Encana’s choice). Such amount is valued based on the difference between the exercise price and the closing price of Common Shares on the TSX on the immediately preceding trading day is used. Such share price is multiplied by the number of optioned Common Shares surrendered. Where a TSAR is exercised, the right to the underlying Common Share is forfeited and such number of Common Shares are returned to the Common Shares reserved for issuance under the ESOP.

An Option can only be exercised by the Option holder and is not assignable, except on death by the Option holder’s estate. An Option holder only has rights as a shareholder of Encana with respect to Common Shares he or she has acquired through exercise of an Option.

Adjustments may be made to the exercise price of an Option, the number of Common Shares delivered to an Option holder upon exercise of an Option and the maximum number of Common Shares that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of Common Shares or other similar corporate change.

Where an Option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”) after which time such Option will expire and terminate.

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of Option holders, adversely affect the rights under any Option previously granted to the Option holder under the ESOP.

Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of Common Shares reserved for issuance under the ESOP;
•	any reduction in the exercise price or cancellation and reissue of Options;
•	any extension of the term of an Option beyond the original expiry date, except as permitted under the Blackout Extension Period;
•	any extension to the length of the Blackout Extension Period;
•	the inclusion of non-executive directors as eligible participants under the ESOP;
•	any allowance for the transferability of Options (other than upon death of an Option holder); or
•	amendments which require shareholder approval under applicable law.

For the fiscal year ended December 31, 2015, December 31, 2016 and December 31, 2017, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0.235 percent, 0.485 percent and 0.087 percent, respectively.

Employee Stock Appreciation Rights Plan

The ESAR Plan applies to our U.S.-based employees, including our U.S.-based executives. The purpose and provisions of the ESAR Plan mirror those of the ESOP, described above.

Performance Share Unit Plan

The PSU Plan applies to eligible employees, including executives, in Canada and the U.S. The PSU Plan is designed to encourage alignment of interests between employees and shareholders, encourage key performance measures approved by the Board and enhance shareholder value over the longer term.

The PSU Plan is administered by the HRC Committee and the Board, which have full authority to interpret the PSU Plan and grants thereunder. The Board may amend or terminate the PSU Plan at any time in whole or in part. Vested PSUs are currently settled in cash.

In 2016, the Board approved the addition of an additional Strategic Milestones metric. Introduction of this new metric was approved by the Board to balance the use of an external, relative metric (relative TSR) with an internal, absolute metric directly linked to the current stage of the execution of our strategy. The Strategic Milestones category, which represents 50 percent of our 2017 PSU grant, consists of the following three metrics: Margin Growth (20 percent), Balance Sheet Strength (20 percent) and Portfolio (10 percent). Relative TSR represents the other 50 percent of our 2017 PSU grants. Vesting eligibility of PSU grants is based on Encana’s performance (from both a relative TSR and Strategic Milestones perspective) and is measured over a three-year period relative to Encana’s performance peers (relative TSR) and internal execution against Strategic Milestones. Payout eligibility ranges from zero to a maximum of 200 percent of the initial PSU grant. Payout eligibility (and any payout) is deferred for a period of three years from the grant date. PSUs attract dividend equivalent PSUs.

Vesting eligibility ceases upon termination of employment other than by death or retirement. In the event of death or retirement after age 55 (but before age 60), the participant (or the estate) receives a pro-rata payment representing the value of PSUs which vest (based on performance) calculated based on the period between the grant date and death or retirement (as applicable). PSUs that fail to vest, based on performance, are forfeited and cancelled.

In the event of death or retirement after age 60, the participant (or the estate) will receive a payment representing the value of PSUs which vest (based on performance) following the three-year performance period. PSUs that fail to vest are forfeited and cancelled. Participants must be actively employed on vesting date to receive any payout in respect of vested PSUs (excluding death, retirement or a Change-in-Control).

Restricted Share Unit Plan

The RSU Plan applies to eligible employees, including our executives, in Canada and the U.S. RSUs have been granted to eligible employees, including executives, since 2012. The RSU Plan is designed to encourage a proprietary interest among employees, align the interests of employees with those of our shareholders and assist with retention. The RSU Plan is administered by the HRC Committee and the Board, who have full authority to interpret the RSU Plan and any RSU granted thereunder. The Board may amend or terminate the RSU Plan at any time in whole or in part. Vested RSUs are currently settled in cash.

An RSU is a conditional grant to receive the equivalent of a Common Share upon vesting. RSUs vest three years from the grant date, provided the participant remains employed with Encana on such date. RSUs that fail to vest are forfeited and cancelled. RSUs attract dividend equivalent RSUs where cash dividends are paid on Common Shares.

RSU vesting ceases on termination of employment (other than by death or retirement). In the event of death or retirement after age 55 (but before age 60), the participant (or the estate) receives a payment representing the pro-rata value of any vested RSUs, calculated based on the period between the grant date and death or retirement (as applicable). In the event of death or retirement after age 60, the employee (or the estate) receives a payment representing the value of any vested RSUs, payable following the three-year vesting period.

To receive any payout or distribution for vested RSUs, participants must be actively employed with Encana on the vesting date (except for death, retirement or a Change-in-Control).

SCHEDULE B

BOARD OF DIRECTORS’ MANDATE

GENERAL

The fundamental responsibility of the Board of Directors is to appoint a competent senior management team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls.

SPECIFIC

Senior Management Responsibility

•

Appoint the Chief Executive Officer (“CEO”) and senior officers, approve their compensation, and monitor the CEO’s performance against a set of mutually agreed corporate objectives directed at maximizing shareholder value.

•	In conjunction with the CEO, develop a clear mandate for the CEO, which includes a delineation of senior management’s responsibilities.

•	Ensure that a process is established that adequately provides for succession planning, including the appointing, training and monitoring of senior management.

•	Establish limits of authority delegated to senior management.

Operational Effectiveness and Financial Reporting

•	Annual review and adoption of a strategic planning process and approval of the corporate strategic plan, which takes into account, among other things, the opportunities and risks of the business.

•	Ensure that a system is in place to identify the principal risks to the Corporation and that the best practical procedures are in place to monitor and mitigate the risks.

•	Ensure that processes are in place to address applicable regulatory, corporate, securities and other compliance matters.

•	Ensure that an adequate system of internal control exists.

•	Ensure that due diligence processes and appropriate controls are in place with respect to applicable certification requirements regarding the Corporation’s financial and other disclosure.

•	Review and approve the Corporation’s financial statements and oversee the Corporation’s compliance with applicable audit, accounting and reporting requirements.

•	Approve annual operating and capital budgets.

•

Review and consider for approval all amendments or departures proposed by senior management from established strategy, capital and operating budgets or matters of policy which diverge from the ordinary course of business.

•	Review operating and financial performance results relative to established strategy, budgets and objectives.

Ethics, Integrity and Corporate Responsibility

•

Approve a communications policy or policies to ensure that a system for corporate communications to all stakeholders exists, including processes for consistent, transparent, regular and timely public disclosure, and to facilitate feedback from stakeholders.

•

Approve a Business Code of Conduct for directors, officers, employees, contractors and consultants and monitor compliance with the Business Code of Conduct and approve any waivers of the Business Code of Conduct for officers and directors.

•	Approve a Corporate Responsibility Policy which outlines Encana’s commitment to conducting business ethically, legally and in a manner that is fiscally, environmentally and socially responsible.

Board Process/Effectiveness

•

Ensure that Board materials are distributed to directors in advance of regularly scheduled meetings to allow for sufficient review of the materials prior to the meeting. Directors are expected to attend all meetings.

•

Engage in the process of determining Board member qualifications with the Nominating and Corporate Governance Committee including ensuring that a majority of directors qualify as independent directors pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices (as implemented by the Canadian Securities Administrators and as amended from time to time) and Section 303A of the NYSE Listed Company Manual.

•	Approve the nomination of directors.

•	Provide a comprehensive orientation to each new director.

•	Establish an appropriate system of corporate governance including practices to ensure the Board functions independently of management.

•	Establish appropriate practices for the regular evaluation of the effectiveness of the Board, its committees and its members.

•	Establish committees and approve their respective mandates and the limits of authority delegated to each committee.

•	Review and re-assess the adequacy of the Audit Committee Mandate on a regular basis, but not less frequently than on an annual basis.

•	Review the adequacy and form of the directors’ compensation to ensure it realistically reflects the responsibilities and risks involved in being a director.

•

Each member of the Board is expected to understand the nature and operations of the Corporation’s business, and have an awareness of the political, economic and social trends prevailing in all countries or regions in which the Corporation invests, or is contemplating potential investment.

•	Independent directors shall meet regularly, and in no case less frequently than quarterly, without non-independent directors and senior management participation.

•

In addition to the above, adherence to all other Board responsibilities as set forth in the Corporation’s By-Laws, Corporate Constitution, applicable policies and practices and other statutory and regulatory obligations, such as approval of dividends, issuance of securities, etc., is expected.

B-1

SCHEDULE C

ADVISORY REGARDING NON-GAAP MEASURES

Encana’s financial statements for the year ended December 31, 2017 are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). This Proxy Statement contains references that do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other issuers. Non-GAAP measures include the following:

Non-GAAP Cash Flow (or Cash Flow) are non-GAAP measures defined as cash from operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Cash Flow per share is Non-GAAP Cash Flow divided by the weighted average number of common shares outstanding. Free Cash Flow is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Non-GAAP Cash Flow Margin is Non-GAAP Cash Flow per BOE of production. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital programs, to service debt and to meet other financial obligations. These measures may be used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow and Non-GAAP Cash Flow Margin are also referenced in the Annual Report in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 65.

Net Debt to Adjusted EBITDA is a non-GAAP measure calculated as Net Debt divided by Adjusted EBITDA. Net Debt is a non-GAAP measure defined as long-term debt, including the current portion, less cash and cash equivalents. Management uses Net Debt as a substitute for total long-term debt in certain internal debt metrics as a measure of the Company’s ability to service debt obligations and as an indicator of the Company’s overall financial strength. Adjusted EBITDA is a non-GAAP measure defined as trailing 12-month net earnings (loss) before income taxes, DD&A, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Net Debt to Adjusted EBITDA is monitored by management as an indicator of the Company’s overall financial strength and as a measure considered comparable to peers in the industry.

Operating Margin is defined as product revenues, including the impact of realized hedging, less costs associated with delivering the product to market, including production, mineral and other taxes, transportation and processing and operating expenses. Operating expenses exclude long-term incentive costs. When presented on a per BOE basis, Operating Margin is defined as indicated divided by average barrels of oil equivalent sales volumes.

The financial components of Net Debt to Adjusted EBITDA and Operating Margin can be found in the Annual Report in Item 8. Financial Statements and Supplementary Data commencing on page 68.

Please refer to our Non-GAAP Definitions and Reconciliations available on our website at www.encana.com for further information regarding these measures.

C-1

Any questions and requests for assistance may be directed to the

Strategic Shareholder Services Advisor and Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

www.kingsdaleadvisors.com

North American Toll Free Phone:

1-866-229-8166

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271                    Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Appointment of Proxyholder

I/We, being holder(s) of Common Shares of Encana Corporation (the “Corporation”), hereby appoint: Clayton H. Woitas, Chairman of the Board, or, failing him, Douglas J. Suttles, President & Chief Executive Officer OR

Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy for the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below directions (or if no directions have been given, as the proxyholder sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Corporation to be held at 10:00 a.m. (Mountain Time) on Tuesday, May 1, 2018, at Oddfellows Building, Ballroom (Floor 4), 100 – 6th Avenue S.W., Calgary, Alberta, Canada (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR each of items 1-3. Please use a dark black pencil or pen.

1.	ELECTION OF DIRECTORS:	☐ VOTE FOR all nominees (or designate your vote for individual nominees below)

		FOR	WITHHOLD		FOR	WITHHOLD

	01 Peter A. Dea	☐	☐	06 Suzanne P. Nimocks	☐	☐
	02 Fred J. Fowler	☐	☐	07 Brian G. Shaw	☐	☐
	03 Howard J. Mayson	☐	☐	08 Douglas J. Suttles	☐	☐
	04 Lee A. McIntire	☐	☐	09 Bruce G. Waterman	☐	☐
	05 Margaret A. McKenzie	☐	☐	10 Clayton H. Woitas	☐	☐

2.	APPOINT PRICEWATERHOUSECOOPERS LLP as Independent Auditors at a remuneration to be fixed by the Board of Directors			☐ FOR ☐ WITHHOLD

3.	ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS			☐ FOR ☐ AGAINST

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable box below. You may also go to our website https://ca.astfinancial.com/financialstatements and input code 5811b.

I would like to receive quarterly financial statements	☐

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted FOR items 1 – 3 by Management’s appointees or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this proxy. Please see reverse for instructions.

All proxies must be received by cut-off date, 10:00 a.m. (Mountain Time) April 27, 2018.

Proxy Form – Annual Meeting of Shareholders of Encana Corporation to be held on May 1, 2018

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

3. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Proxy Statement and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

4. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

5. To be treated as valid, this form of proxy must be completed and received by AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY) no later than 10:00 a.m. (Mountain Time) on April 27, 2018 via the pre-paid business reply envelope provided, or otherwise delivered to AST TRUST COMPANY (CANADA) (F/K/A/ CST TRUST COMPANY), P.O. Box 721, Agincourt, Ontario M1S 0A1, Attention: Proxy Department, or, if the Meeting is adjourned, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the reconvened meeting.

All holders should refer to the Proxy Statement for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Corporation.

How to Vote
All proxies must be received by cut-off date, 10:00 a.m. (Mountain Time) on April 27, 2018.	INTERNET Go to www.astvotemyproxy.com Cast your vote online View Meeting documents	TELEPHONE Use any touch-tone phone, call toll free in Canada and United States 1-888-489-5760 and follow the voice instructions
To vote using your smartphone, please scan this QR Code
To vote by telephone or Internet you will need your control number. If you vote by Internet or telephone, do not return this proxy.

MAIL, FAX or EMAIL

Complete and return your signed proxy in the envelope provided or send to:

AST Trust Company (Canada)

P.O. Box 721

Agincourt, ON M1S 0A1

You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and United States to 1-866-781-3111 or scan and email to

proxyvote@astfinancial.com

An undated proxy is deemed to be dated on the day it was received by AST.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enrol.